Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-195166

PROSPECTUS

FreeSeas Inc.

250,000 Units

Each Unit Consisting of One Share of Series D Convertible Preferred Stock

and

Series C Warrants to Purchase Up to 184 Shares of Common Stock

We are offering 250,000 units at a purchase price of $100 per unit, with each unit consisting of one share of our Series D Convertible Preferred Stock, par value $0.001 per share, and Series C Warrants to purchase 200% of the shares of common stock underlying the Series D Preferred Stock, at an exercise price of 130% of the Series D Preferred Stock conversion price on the initial issuance date of the Series D Preferred Stock, rounded to the nearest cent. Each share of Series D Preferred Stock will have a stated value of $100 and will be convertible into such number of shares of common stock equal to the stated value divided by the conversion price in effect at the time of conversion. The initial conversion price will be the lesser of (i) $1.09 (the closing bid price of our common stock on May 16, 2014) and (ii) the greater of (1) the closing bid price of our common stock on the date immediately prior to the closing of this offering, which is expected to be on May 28, 2014 and (2) $0.981. Assuming a Series D Preferred Stock conversion price of $1.09, which was the closing bid price of our common stock on May 16, 2014, each share of Series D Preferred Stock would be convertible into 92 shares of common stock (rounding up to the nearest whole share) and the warrants included in each unit would be exercisable for 184 shares of common stock at an initial exercise price of $1.42 per share.

The Series D Preferred Stock and Series C Warrants will be immediately convertible and exercisable, as applicable, subject to certain ownership limitations. The Series C Warrants will expire on the fifth anniversary of the issuance date thereof. No units will be issued, however, and purchasers will receive only shares of Series D Preferred Stock and Series C Warrants. The Series D Preferred Stock and the Series C Warrants may be transferred separately immediately following issuance. There is no minimum number of units that must be sold in the offering.

Our common stock is currently quoted on The NASDAQ Capital Market under the symbol “FREE.” On May 22, 2014, the closing price of our common stock was $1.18 per share. You are urged to obtain current market quotations for the common stock. We do not intend to apply for a listing of the Series D Preferred Stock or the Series C Warrants on any national securities exchange.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 5 of this prospectus.

We have retained Dawson James Securities, Inc. to act as the exclusive placement agent to use its best efforts to solicit offers from investors to purchase the securities in this offering. The placement agent has no obligation to buy any securities, shares of our preferred stock or warrants from us or to arrange for the purchase or sale of any specific number or dollar amount of securities, shares of our preferred stock or warrants. The placement agent is not purchasing or selling any shares of our preferred stock or warrants in this offering. We will pay the placement agent a fee equal to the sum of 2.0% of the aggregate purchase price paid by Crede CG III, Ltd. (“Crede”) and 5% of the aggregate purchase price paid by all other investors placed by the placement agent. In addition, the placement agent will be entitled to 7% of any cash proceeds upon exercise of Series C Warrants. We will also reimburse the placement agent up to $50,000 for reasonable legal and due diligence fees incurred in the offering.

	Per Unit		Total
Public offering price of units	$100.00		$25,000,000.00
Placement agent fees (1)	$5.00	(3)	$1,250,000.00	(3)
Proceeds, before expenses, to us (2)	$95.00	(3)	$23,750,000.00	(3)

(1)	This represents the maximum placement agent fees that may be paid assuming no units are purchased by Crede. See “Plan of Distribution” beginning on page 36 for more information.

(2)	The proceeds shown exclude proceeds that we may receive upon exercise of the warrants.

(3)	We have agreed to pay Dawson James Securities, Inc. a commission of 2% on amounts invested by Crede in this offering and 5% on amounts invested by all other investors in this offering, provided that the maximum commission payable to Dawson James Securities, Inc. in this offering will not exceed 2.6% (or $650,000 assuming the maximum offering is completed).

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $437,000. These total expenses include an estimated $250,000 in expense reimbursement to investors. We have agreed to reimburse any investor in this offering who purchases at least 10,000 units, 1.25% of the purchase price of the units purchased by such investor. Therefore, we have anticipated that 200,000 of the units will be purchased by investors entitled to expense reimbursement, however, this amount may increase or decrease. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent fees and proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth above.

Dawson James Securities, Inc.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this registration statement. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2014.

If it is against the law in any state to make an offer to sell these securities, or to solicit an offer from someone to buy these securities, then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations and our performance. Our forward-looking statements include, but are not limited to, statements regarding us or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “forecasts,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

·	our future operating or financial results;

·	our financial condition and liquidity, including our ability to comply with our loan covenants, to repay our indebtedness and to continue as a going concern;

·	potential liability from future litigation and incidents involving our vessels, including seizures by pirates, and our expected recoveries of claims under our insurance policies;

·	our ability to comply with the continued listing standards on the exchange or trading market on which our common stock is listed for trading;

·	our ability to find employment for our vessels;

·	drybulk shipping industry trends, including charter rates and factors affecting vessel supply and demand;

·	business strategy, areas of possible expansion, and expected capital spending or operating expenses and general and administrative expenses;

·	the useful lives and value of our vessels;

·	our ability to receive in full or partially our accounts receivable and insurance claims;

·	greater than anticipated levels of drybulk vessel new building orders or lower than anticipated rates of drybulk vessel scrapping;

·	changes in the cost of other modes of bulk commodity transportation;

·	availability of crew, number of off-hire days, dry-docking requirements and insurance costs;

·	changes in condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated dry-docking costs);

·	competition in the seaborne transportation industry;

·	global and regional economic and political conditions;

·	fluctuations in currencies and interest rates;

·	our ability to leverage to our advantage the relationships and reputation Free Bulkers S.A., our manager (“Manager”), has in the drybulk shipping industry;

·	the overall health and condition of the U.S. and global financial markets;

·	changes in seaborne and other transportation patterns;

·	changes in governmental rules and regulations or actions taken by regulatory authorities;

·	our ability to pay dividends in the future;

·	acts of terrorism and other hostilities; and

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·	other factors discussed in the section titled “Risk Factors” in this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

ENFORCEABILITY OF CIVIL LIABILITIES

FreeSeas Inc. is a Marshall Islands company and our executive offices are located outside of the United States in Athens, Greece. Some of our directors, officers and experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Republic of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

ABOUT THIS PROSPECTUS

References in this prospectus to “FreeSeas,” “we,” “us,” “our” or “company” refer to FreeSeas Inc. and our subsidiaries, but, if the context otherwise requires, may refer only to FreeSeas Inc.

We use the term “deadweight tons,” or “dwt,” in describing the capacity of our drybulk carriers. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Drybulk carriers are generally categorized as Handysize, Handymax, Panamax and Capesize. The carrying capacity of a Handysize drybulk carrier typically ranges from 10,000 to 39,999 dwt and that of a Handymax drybulk carrier typically ranges from 40,000 to 59,999 dwt. By comparison, the carrying capacity of a Panamax drybulk carrier typically ranges from 60,000 to 79,999 dwt and the carrying capacity of a Capesize drybulk carrier typically is 80,000 dwt and above.

Unless otherwise indicated:

·	All references to “$” and “dollars” in this prospectus are to U.S. dollars;

·	Financial information presented in this prospectus is derived from financial statements for the fiscal years ended December 31, 2013, 2012 and 2011. Please see "Incorporation of Certain Information by Reference." These financial statements were prepared in accordance with the U.S. generally accepted accounting principles;

·	potential liability from future litigation and incidents involving our vessels, including seizures by pirates, and our expected recoveries of claims under our insurance policies; and

·	All references to dollar amounts in this prospectus are expressed in thousands of U.S. dollars, except for dollar amounts relating to this offering, the Investment Agreements with Dutchess Opportunity Fund, II, LP (“Dutchess”) and Granite State Capital, LLC (“Granite”), the Standby Equity Distribution Agreement with YA Global Master SPV Ltd. (“YA Global”) and the Securities Purchase Agreement with Crede.

All share-related and per share information in this prospectus have been adjusted to give effect to the one share for five share reverse stock split that was effective on October 1, 2010, the one share for ten share reverse stock split that was effective on February 14, 2013, and the one share for five share reverse stock split that was effective on December 2, 2013.

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COMPANY INFORMATION

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Our Company

We are an international drybulk shipping company incorporated under the laws of the Republic of the Marshall Islands with principal executive offices in Athens, Greece. Our fleet currently consists of five Handysize vessels and one Handymax vessel that carry a variety of drybulk commodities, including iron ore, grain and coal, which are referred to as “major bulks,” as well as bauxite, phosphate, fertilizers, steel products, cement, sugar and rice, or “minor bulks.” As of May 16, 2014, the aggregate dwt of our operational fleet is approximately 173,089 dwt and the average age of our fleet is 16.7 years.

Our investment and operational focus has been in the Handysize sector, which is generally defined as less than 40,000 dwt of carrying capacity and the Handymax sector which is generally defined as between 40,000 dwt and 60,000 dwt. Handysize and Handymax vessels are, we believe, more versatile in the types of cargoes that they can carry and trade routes they can follow, and offer less volatile returns than larger vessel classes. We believe this segment also offers better demand and supply demographics than other drybulk asset classes. Due to the very adverse charter rate environment of the latest shipping cycle values of larger vessels have dropped to levels that constitute buying opportunities. We shall explore the possibility to expand into other segments of the dry-bulk sector.

We have contracted the management of our fleet to our Manager, Free Bulkers S.A., an entity controlled by Ion G. Varouxakis, our Chairman, President and Chief Executive Officer, and one of our principal shareholders. Our Manager provides technical management of our fleet, commercial management of our fleet, financial reporting and accounting services and office space. While the Manager is responsible for finding and arranging charters for our vessels, the final decision to charter our vessels remains with us.

In their report dated March 24, 2014, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern as we have incurred recurring operating losses, have a working capital deficiency, have failed to meet scheduled payment obligations under our loan facilities and have not complied with certain covenants included in our loan agreements with banks. For the fiscal years ended December 31, 2013, 2012 and 2011, we have incurred net losses of $48,705, $30,888 and $88,196, respectively. As of December 31, 2013 and 2012, we had working capital deficits of $59,041 and $70,973, respectively. We have failed to service our debt with Credit Suisse and received notices of default from National Bank of Greece (“NBG”) and Credit Suisse. Furthermore, if we were forced to liquidate our assets, the amount realized could be substantially lower than the carrying value of these assets. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, obtaining loans from various financial institutions or lenders where possible and restructuring outstanding debt obligations that are currently in default. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Fleet

The following table details the vessels in our fleet as of May 16, 2014:

Vessel Name	Type	Built	Dwt	Employment
M/V Free Jupiter	Handymax	2002	47,777	About 60 - day time charter trip at $8,350 per day through April - late May 2014
M/V Free Maverick	Handysize	1998	23,994	About 40 - day time charter trip at $6,200 per day through middle of May 2014
M/V Free Impala	Handysize	1997	24,111	Laid-up
M/V Free Neptune	Handysize	1996	30,838	About 40 - 45 day time charter trip at $6,500 per day through end of May 2014, thereafter, in case this trip exceeds 45 days, at $10,500 per day
M/V Free Hero	Handysize	1995	24,318	About 25-30 day time charter trip at $7,600 per day through late June 2014
M/V Free Goddess	Handysize	1995	22,051	See note below

The M/V Free Goddess was hijacked by Somali pirates on February 7, 2012 while transiting the Indian Ocean eastbound. On October 11, 2012, we announced that all 21 crew members of the M/V Free Goddess were reported safe and well after the vessel’s release by the pirates. At the time of the hijacking, the vessel was on time charter in laden condition. Since the release from the pirates, the vessel has been laying at the port of Salalah, Oman, undertaking repairs funded mostly by insurers. The repairs of the vessel were completed, and notice of readiness was tendered to her Charterers for the resumption of the voyage. The Charterers repudiated the Charter and we accepted Charterers' repudiation and terminated the fixture reserving our right to claim damages and other amounts due to us. The Tribunal previously constituted will hear our claim for (amongst others) unpaid hire and damages from the Charterers. In the meantime, cargo interests have commenced proceedings under the Bills of Lading although they have not yet particularized their claims.  At the same time, all options are being explored for the commercial resolution of the situation arising from Charterers refusal to honor their obligations, including the further contribution by insurers and cargo interests towards the completion of the voyage and recovery of amounts due. The Company is working for a diligent solution in order to complete the voyage without further delays. In case no commercially reasonable solution may be found, the Company will explore its strategic alternatives with respect to this vessel.

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Recent Developments

·	On January 3, 2014, the Company issued to Crede 1,500,000 shares of common stock upon conversion of 30,000 shares of Series C Preferred Stock.

·	On January 8, 2014, the Company issued to Crede 1,300,000 shares of common stock upon conversion of 26,000 shares of Series C Preferred Stock.

·	On January 29, 2014, the Company entered into a deferral interest payment agreement with Credit Suisse, pursuant to which the interest payment of $115 due on January 31, 2014 was deferred to February 28, 2014.

·	On January 30, 2014, the Company and certain of its subsidiaries entered into a term sheet with Credit Suisse in order to settle its obligations arising from the Loan Agreement with the Bank. Pursuant to the term sheet, Credit Suisse agreed to accept a cash payment of approximately $22,000 in full and final settlement of all of the Company’s obligations to Credit Suisse and Credit Suisse would forgive the remaining outstanding balance of approximately $15,000. Upon payment, all of the existing corporate guarantees of the Company and its subsidiaries and the mortgages and security interests on its three vessels (M/V Free Goddess, M/V Free Hero and M/V Free Jupiter) as well as all assignments in favor of Credit Suisse will be released. The closing of such transaction is contingent upon the Company being able to raise capital towards making such payment.

·	On February 3, 2014, the Company paid the amount of $201 to fully unwind the two interest rate swap agreements with Credit Suisse.

·	On February 6, 2014, the Company issued 67,476 shares of common stock to Asher Enterprises, Inc. (“Asher”) upon conversion of $75 principal of a convertible promissory note dated July 29, 2013, plus accrued interest.

·	On February 7, 2014, the Company issued 53,700 shares of common stock to Asher upon conversion of the remaining principal of $53.5 convertible promissory note dated July 29, 2013, plus accrued interest.

·	On December 31, 2013, Charterers, Transbulk submitted a claim against the Company for a balance of hire of M/V Free Knight relating to alleged period of off-hire, other deductions from hire and various expenses incurred on Company’s account in the sum of $265 and obtained a court arrest order. On February 6, 2014, the Charterers agreed to accept $200 all inclusive in full and final settlement of all claims under the Charterparty and M/V Free Knight was released.

·	On February 18, 2014, the Company sold the M/V Free Knight, a 1998-built, 24,111 dwt Handysize dry bulk carrier for a gross sale price of $3.6 million and the vessel was delivered to her new owners. The Company recognized an impairment charge of $24 million in the consolidated statement of operations for the year ended December 31, 2013, incorporated herein by reference.

·	On February 22, 2014, the Company and certain of its subsidiaries entered into terms with NBG for settlement of its obligations arising from the Loan Agreement with the Bank. Pursuant to the terms, NBG agreed to accept a cash payment of $22,000 in full and final settlement of all of the Company’s obligations to the NBG and NBG would forgive the remaining outstanding balance of approximately $3,700. Upon payment, all of the existing corporate guarantees of the Company and its subsidiaries and the mortgages and security interests on its two vessels (M/V Free Impala and M/V Free Neptune) as well as all assignments in favor of NBG will be released. The closing of such transaction is contingent upon the Company being able to raise capital towards making such payment.

·	On February 28, 2014, pursuant to the deferral interest payment agreement with Credit Suisse, the Company paid the deferred interest of $115.

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Our Corporate History

We were incorporated on April 23, 2004 under the name “Adventure Holdings S.A.” pursuant to the laws of the Republic of the Marshall Islands to serve as the parent holding company of our ship-owning entities. On April 27, 2005, we changed our name to “FreeSeas Inc.”

We became a public reporting company on December 15, 2005, when we completed a merger with Trinity Partners Acquisition Company Inc., or Trinity, a blank check company formed to serve as a vehicle to complete a business combination with an operating business, in which we were the surviving corporation. At the time of the merger, we owned three drybulk carriers. We currently own seven vessels, each of which is owned through a separate wholly owned subsidiary.

In January 2007, Ion G. Varouxakis purchased all of the common stock owned by our two other co-founding shareholders. He simultaneously sold a portion of the common stock owned by him to FS Holdings Limited, an entity controlled by the Restis family, and to certain other investors. Immediately following these transactions, our Board of Directors appointed Ion G. Varouxakis Chairman of the Board and President, our two other co-founding shareholders and one other director resigned from the Board of Directors, and two new directors were appointed to fill the vacancies.

On September 30, 2010, our shareholders approved a one-for-five reverse split of our outstanding common stock effective October 1, 2010. On January 22, 2013, the Company’s Board of Directors authorized a reverse stock split at a ratio of 1 for 10, which was effective on February 14, 2013. On November 14, 2013, the Company’s Board of Directors authorized a reverse stock split at a ratio of 1 for five, which was effective on December 2, 2013.

As of May 16, 2014, we had outstanding 25,675,044 shares of our common stock.

Our common stock currently trades on The NASDAQ Capital Market under the trading symbol “FREE.”

Our Executive Offices

Our principal executive offices are located at 10, Eleftheriou Venizelou Street (Panepistimiou Ave.), 10671, Athens, Greece and our telephone number is 011-30-210-452-8770.

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THE OFFERING

Securities Being Offered:

250,000 units, with each unit consisting of one share of Series D Preferred Stock and Series C Warrants to purchase 200% of the shares of common stock underlying the Series D Preferred Stock, at an initial exercise price of 130% of the Series D Preferred Stock conversion price on the initial issuance date of the Series D Preferred Stock, rounded to the nearest cent.

Each share of Series D Preferred Stock will have a stated value of $100 and will be convertible into such number of shares of common stock equal to the stated value divided by the conversion price in effect at the time of conversion. The initial conversion price will be the lesser of (i) $1.09 (the closing bid price of our common stock on May 16, 2014) and (ii) the greater of (1) the closing bid price of our common stock on the date immediately prior to the closing of this offering, which is expected to be on May 28, 2014 and (2) $0.981. Assuming a Series D Preferred Stock conversion price of $1.09, which was the closing bid price of our common stock on May 16, 2014, each share of Series D Preferred Stock would be convertible into 92 shares of common stock (rounding up to the nearest whole share) and the warrants included in each unit would be exercisable for 184 shares of common stock at an initial exercise price of $1.42 per share.

The Series D Preferred Stock and Series C Warrants will be immediately convertible and exercisable, as applicable, subject to certain ownership limitations. The Series C Warrants will expire on the fifth anniversary of the issuance date thereof.

Offering Price:	$100.00 per unit.

Use of Proceeds*:

We will use approximately $22 million of the net proceeds to eliminate all of our debt obligations to Credit Suisse by closing the transaction contemplated by the term sheet with Credit Suisse described in "Company Information – Recent Developments" herein, and following such closing, we will no longer owe any amounts to Credit Suisse and Credit Suisse will release any and all liens it may have on the assets of the Company and our subsidiaries. Any remaining proceeds will be used for general corporate purposes.

Expense Reimbursement:

The Company will reimburse each investor purchasing at least $1,000,000 of units in this offering a non-accountable amount equal to 1.25% of the aggregate purchase price paid by such investor for the total number of units purchased by such investor in this offering for all costs and expenses incurred by it or any of its affiliates in connection with this offering (including, without limitation, all legal fees and disbursements in connection therewith and due diligence), which amount shall be withheld by each investor from its purchase price to be paid to the Company for such units.

Number of Shares of Common Stock Outstanding Before the Offering:	25,675,044 as of the date of this prospectus.

Number of Shares Outstanding After the Offering**:	88,977,852, assuming a Series D Preferred Stock conversion price of $1.09, the closing bid price of our common stock on May 16, 2014 and that all of the units offered hereunder are sold and the Series D Preferred Stock and Series C Warrants are fully converted and exercised, as applicable, into shares of common stock.

NASDAQ Stock Symbol:	FREE

Risk Factors:	An investment in our securities involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this prospectus before deciding whether or not to invest in shares of our common stock.

* We will retain the proceeds from the sale of any of the offered securities, and funds will not be returned to investors. It is possible that no proceeds will be received by the Company or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. See “Use of Proceeds” below for further information.

** There is no minimum number of securities that must be sold in the offering and the issue is not underwritten. Assumes no shares are issued between the date of this prospectus and the consummation of the offering.

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to those risks described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2013 filed with the SEC, you should consider carefully the risks described below, together with the other information contained in this prospectus before making a decision to invest in our common stock.

Risk Factors Relating to FreeSeas

At December 31, 2013, FreeSeas’ current liabilities exceeded its current assets, which could impair its ability to successfully operate its business and could have material adverse effects on its revenues, cash flows and profitability and its ability to comply with its debt covenants and pay its debt service and other obligations.

As a result of the historically low charter rates for drybulk vessels which have been affecting the Company for over four years, and the resulting material adverse impact on the Company’s results from operations, the consolidated financial statements for the year ended December 31, 2013, incorporated herein by reference, have been prepared on a going concern basis. The Company currently has cash and cash equivalents of $125 and based on its cash flow projections for the remaining of 2014, the Company will not be able to make debt repayments scheduled as of December 31, 2013, interest payments as well as cover operating expenses and capital expenditure requirements for at least twelve months from the balance sheet date.

The Company has incurred net losses of approximately $48,705, $30,888 and $88,196 during the years ended December 31, 2013, 2012 and 2011, respectively. As of December 31, 2013 and 2012, the Company had working capital deficits of approximately, $59,041 and $70,973, respectively. All of the above raises substantial doubt regarding the Company’s ability to continue as a going concern. Management plans to continue to provide for its capital requirements by issuing additional equity securities and debt in addition to executing their business plan. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal course of business operations when they come due and to generate profitable operations in the future.

In January and April 2013, the Company received notifications from FBB that the Company is in default under its loan agreements as a result of the breach of certain covenants and the failure to pay principal and interest due under the loan agreements. Effective May 13, 2013, the bank’s deposits and loans other than the loans in definite delay and the bank’s network of nineteen branches were transferred to the National Bank of Greece (“NBG”). The license of FBB was revoked and the bank was placed under special liquidation. The Company’s loan facility and deposits have been transferred to NBG. In January 2014, the Company received notification from NBG that the Company has not paid the aggregate amount of $10,045 constituting repayment installments and accrued interest due in December 2013. The Company has entered into an agreement with the NBG to settle the outstanding payments upon a cash payment of a portion of the outstanding amount, whereby the NBG would forgive the remaining balance. The closing of such transaction is contingent upon the Company raising the necessary funds. See “Company Information – Recent Developments” for more information.

In 2013, the Company did not pay the interest due in an aggregate amount of $354 or interest rate swap amounts in an aggregate of $256 pursuant to the Credit Suisse facility. On February 3, 2014, the Company paid the amount of $201 to fully unwind the two interest rate swap agreements with Credit Suisse. The Company received several reservation of right letters in 2013 stating that Credit Suisse may take any actions and may exercise all of their rights and remedies referred in the security documents. The Company has entered into a term sheet with Credit Suisse to settle the outstanding payments upon a cash payment of a portion of the outstanding amount, whereby Credit Suisse would forgive the remaining balance. The closing of such transaction is contingent upon the Company raising the necessary funds. See “Company Information – Recent Developments” for more information.

If the Company is not able to raise the capital necessary to complete the agreements reached with the NBG and Credit Suisse or if the Company is unable to comply with its restructured loan terms, this could lead to the acceleration of the outstanding debt under its debt agreements. The Company’s failure to satisfy its covenants under its debt agreements, and any consequent acceleration and cross acceleration of its outstanding indebtedness would have a material adverse effect on the Company’s business operations, financial condition and liquidity.

Generally accepted accounting principles require that long-term debt be classified as a current liability when a covenant violation gives the lender the right to call the debt at the balance sheet date, absent a waiver. As a result of the actual breaches existing under the Company’s credit facilities with NBG and Credit Suisse, acceleration of such debt by its lenders could result. Accordingly, as of December 31, 2013, the Company is required to reclassify its long term debt and derivative financial instrument liability (interest rate swaps) as current liabilities on its consolidated balance sheet since the Company has not received waivers in respect of the breaches discussed above.

Management is currently seeking and will continue to seek to restructure the Company’s indebtedness and obtain waivers on covenant violations. If the Company is not able to obtain the necessary waivers and/or restructure its debt, this could lead to the acceleration of the outstanding debt under its debt agreements. The Company’s failure to satisfy its covenants and payment obligations under its debt agreements, and any consequent acceleration and cross acceleration of its outstanding indebtedness would have a material adverse effect on the Company’s business operations, financial condition and liquidity.

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The Company is currently exploring several alternatives aiming to manage its working capital requirements and other commitments, including offerings of securities through structured financing agreements, disposition of certain vessels in its current fleet and additional reductions in operating and other costs.

The consolidated financial statements as of December 31, 2013, incorporated herein by reference, were prepared assuming that the Company would continue as a going concern. Accordingly, the financial statements did not include any adjustments relating to the recoverability and classification of recorded asset amounts, the amounts and classification of liabilities, or any other adjustments that might result in the event the Company is unable to continue as a going concern, except for the current classification of debt and derivative financial instrument liability.

We received a report from our independent registered public accounting firm with an explanatory paragraph for the year ended December 31, 2013 with respect to our ability to continue as a going concern.  The existence of such a report may adversely affect our stock price and our ability to raise capital.  There is no assurance that we will not receive a similar report for our year ended December 31, 2014.

In their report dated March 24, 2014, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern as we have incurred recurring operating losses, have a working capital deficiency, have failed to meet scheduled payment obligations under our loan facilities and have not complied with certain covenants included in our loan agreements with banks. Furthermore, if we were forced to liquidate our assets, the amount realized could be substantially lower than the carrying value of these assets. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, obtaining loans from various financial institutions or lenders where possible and restructuring outstanding debt obligations that are currently in default. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We have been in breach of certain loan covenants contained in our loan agreements. If we are not successful in obtaining a waiver with respect to covenants breached, our lenders may declare an event of default and accelerate our outstanding indebtedness under the relevant agreement, which would impair our ability to continue to conduct our business, which raises substantial doubt about our ability to continue as a going concern.

Our loan agreements require that we comply with certain financial and other covenants. As a result of the drop in our drybulk asset values we were not in compliance with the NBG facility covenants relating to vessel values as of December 31, 2013. In addition, we were in breach of interest cover ratios, leverage and minimum liquidity covenants with the NBG facility not previously waived. As well, we were in breach of the interest coverage ratio for our loan agreement with Credit Suisse. A violation of these covenants constitutes an event of default under our credit facilities, which would, unless waived by our lenders, provide our lenders with the right to require us to post additional collateral, increase our interest payments and/or pay down our indebtedness to a level where we are in compliance with our loan covenants. Furthermore, our lenders may accelerate our indebtedness and foreclose their liens on our vessels, in which case our vessels may be auctioned or otherwise transferred which would impair our ability to continue to conduct our business. As a result of these breaches, our total indebtedness is presented within current liabilities in the December 31, 2013 consolidated balance sheet.

In January and April 2013, the Company received notifications from FBB that the Company is in default under its loan agreements as a result of the breach of certain covenants and the failure to pay principal and interest due under the loan agreements. Effective May 13, 2013, the bank’s deposits and loans other than the loans in definite delay and the bank’s network of nineteen branches were transferred to NBG. The license of FBB was revoked and the bank was placed under special liquidation. The Company’s loan facility and deposits have been transferred to NBG. In January 2014, the Company received notification from NBG that the Company has not paid the aggregate amount of $10,045, constituting repayment installments and accrued interest due in December 2013. The Company has entered into an agreement with the NBG to settle the outstanding payments upon a cash payment of a portion of the outstanding amount, whereby the NBG would forgive the remaining balance. The closing of such transaction is contingent upon the Company raising the necessary funds. See “Company Information – Recent Developments” for more information.

On January 31, 2013, the Company did not pay the interest due of $124 and the interest rate swap amounts of $52 and $28 due on March 5, 2013 and April 2, 2013, respectively, with the Credit Suisse facility. On April 26, 2013, the Company paid the interest of $124 due on January 31, 2013. On April 30 and July 31, 2013, the Company did not pay the interest due of $117 and $119, respectively. Also, the Company did not pay the interest rate swap amounts of $48, $25, $43 and $22 due on June 5, 2013, July 2, 2013, September 5, 2013, and October 2, 2013, respectively, with the Credit Suisse facility. In addition, on October 31, 2013, the Company did not pay the interest due of $118 with the Credit Suisse facility. As well, the Company did not pay the interest rate swap amounts of $38 due on December 5, 2013 and $19 due on January 2, 2014 with the Credit Suisse facility. On February 3, 2014, the Company paid the amount of $201 to fully unwind the two interest rate swap agreements with Credit Suisse. The Company received reservation of right letters on August 9, 2013, October 4, 2013, and November 1, 2013 stating that Credit Suisse may take any actions and may exercise all of their rights and remedies referred in the security documents. The Company has entered into a term sheet with Credit Suisse to settle the outstanding payments upon a cash payment of a portion of the outstanding amount, whereby Credit Suisse would forgive the remaining balance. The closing of such transaction is contingent upon the Company raising the necessary funds. See “Company Information – Recent Developments” for more information.

6

If the Company is not able to raise the capital necessary to complete the agreements reached with the NBG and Credit Suisse or if the Company is unable to comply with its restructured loan terms, this could lead to the acceleration of the outstanding debt under its debt agreements. The Company’s failure to satisfy its covenants under its debt agreements, and any consequent acceleration and cross acceleration of its outstanding indebtedness would have a material adverse effect on the Company’s business operations, financial condition and liquidity.

Our loan agreements contain covenants that may limit our liquidity and corporate activities.

If the drybulk market remains depressed or further declines, we may require further waivers and/or covenant amendments to our loan agreements relating to our compliance with certain covenants for certain periods of time. The waivers and/or covenant amendments may impose additional operating and financial restrictions on us and modify the terms of our existing loan agreements. Any such waivers or amendments, if needed, could contain such additional restrictions and might not be granted at all.

Our loan agreements require that we maintain certain financial and other covenants. The low drybulk charter rates and drybulk vessel values have previously affected, and may in the future affect, our ability to comply with these covenants. A violation of these covenants constitutes an event of default under our credit facilities and would provide our lenders with various remedies, including the right to require us to post additional collateral, enhance our equity and liquidity, withhold payment of dividends, increase our interest payments, pay down our indebtedness to a level where we are in compliance with our loan covenants, sell vessels in our fleet, or reclassify our indebtedness as current liabilities. Our lenders could also accelerate our indebtedness and foreclose their liens on our vessels. The exercise of any of these remedies could materially adversely impair our ability to continue to conduct our business. Moreover, our lenders may require the payment of additional fees, require prepayment of a portion of our indebtedness to them, accelerate the amortization schedule for our indebtedness and increase the interest rates they charge us on our outstanding indebtedness.

As a result of our loan covenants, our lenders have imposed operating and financial restrictions on us. These restrictions may limit our ability to:

·	incur additional indebtedness;

·	create liens on our assets;

·	sell capital stock of our subsidiaries;

·	make investments;

·	engage in mergers or acquisitions;

·	pay dividends;

·	make capital expenditures;

·	change the management of our vessels or terminate or materially amend our management agreements; and

·	sell our vessels.

The Sixth Supplemental agreement, dated May 31, 2012, with Credit Suisse does allow us to pay dividends after March 31, 2014, provided: i) that at the time of such payment no default has occurred or would occur as a result of such payment; ii) at the time of such payment the market value of the aggregate fair market value of the financed vessels is not less than 135% of the outstanding loan balance at such time plus the swap exposure minus the aggregate amount, if any, standing to the credit of the operating accounts, the retention account and any bank accounts of the Company opened with the bank; iii) between May 31, 2012 and the date of such payment of dividend or distribution, a part of the loan which is not less than $11,300 has been prepaid and a part of the commitment which is not less than $11,300 has been permanently reduced; and iv) the amount of such dividends in respect of a financial year does not exceed 50% of the consolidated net profit of the Company for that financial year. If we need covenant waivers, our lenders may impose additional restrictions and may require the payment of additional fees, require prepayment of a portion of our indebtedness to them, accelerate the amortization schedule for our indebtedness, and increase the interest rates they charge us on our outstanding indebtedness. We may be required to use a significant portion of the net proceeds from any future capital rasing to repay a portion of our outstanding indebtedness. This provision does not apply to the proceeds from sales of our common stock under equity line facilities. These potential restrictions and requirements may limit our ability to pay dividends to you, finance our future operations, make acquisitions or pursue business opportunities.

7

Once the payment holidays agreed to by one of our two lenders expire, we will again be obligated to make significant payments to service our debt.

As a result of amendments to our loan facility agreed in 2012 with Credit Suisse, we have substantially reduced our current debt repayment obligations. These amendments provide for deferred principal repayments until June 30, 2014. Following this deferral period, however, our payment obligations increase significantly and we will have a balloon payment due in December 2015 under the Credit Suisse facility. This required payment will limit funds otherwise available for working capital, capital expenditures and other purposes. Our inability to service our debt could lead to acceleration of our debt and foreclosures of our fleet. We may not be able to generate cash flow in amounts that are sufficient for these purposes.

We depend upon a few significant customers for a large part of our revenues. The loss of one or more of these customers could adversely affect our financial performance.

We have historically derived a significant part of our revenue from a small number of charterers. During the year ended December 31, 2013, we derived approximately 44% of our gross revenue from two charterers, and during the same period in 2012, we derived approximately 32% of our gross revenues from two charterers. If we do remain dependent, in large part, on a small number of charterers, if one or more of our charterers is unable to perform under one or more charters with us, if we are not able to find appropriate replacement charterers, or if a charterer exercises certain rights to terminate its charter, we could suffer a loss of revenues that could materially adversely affect our business, financial condition and results of operations.

The international drybulk shipping industry is highly competitive, and we may not be able to compete successfully for charters with new entrants or established companies with greater resources.

We employ our vessels in a highly competitive market that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of which have substantially greater resources than we do. Competition for the transportation of drybulk cargo by sea is intense and depends on price, customer relationships, operating expertise, professional reputation and size, age, location and condition of the vessel. Due in part to the highly fragmented market, additional competitors with greater resources could enter the drybulk shipping industry and operate larger fleets through consolidations or acquisitions and may be able to offer lower charter rates than we are able to offer, which could have a material adverse effect on our fleet utilization and, accordingly, our profitability.

We currently rely on our Manager to manage and charter our fleet.

We currently have no employees and contract all of our financial, accounting, including our financial reporting and internal controls, and other back-office services, and the management of our fleet, including crewing, maintenance and repair, through Free Bulkers, S.A., our Manager. We rely on our Manager to provide the technical management of our fleet and to attract charterers and charter brokers. The loss of its services or failure to perform its obligations could reduce our revenues and net income and adversely affect our operations and business if we are not able to contract with other companies to provide these services or take over these aspects of our business directly. FreeSeas has no control over our Manager. Our Manager is not liable to us for any losses or damages, if any, that may result from its management of our fleet unless the same shall have resulted from willful misconduct or gross negligence of our Manager or any person to whom performance of the management services has been delegated by our Manager. Pursuant to its agreement with us, our Manager’s liability for such acts, except in certain limited circumstances, may not exceed ten times the annual management fee payable by the applicable subsidiary to our Manager. Although we may have rights against our Manager, if our Manager defaults on its obligations to us, we may have no recourse against our Manager. Further, we will need approval from our lenders if we intend to replace our Manager as our fleet manager.

We and one of our executive officers have affiliations with our Manager that could create conflicts of interest detrimental to us.

Our Chairman, Chief Executive Officer and President, Ion G. Varouxakis, is also the controlling shareholder and officer of our Manager. These dual responsibilities of our officer and the relationships between the two companies could create conflicts of interest between our Manager and us. Each of our operating subsidiaries has a nonexclusive management agreement with our Manager. Although our Manager currently serves as manager for vessels owned by us, our Manager is not restricted from entering into management agreements with other competing shipping companies. Our Manager could also allocate charter and/or vessel purchase and sale opportunities to others. There can be no assurance that our Manager would resolve any conflicts of interest in a manner beneficial to us.

Management and service fees are payable to our Manager, regardless of our profitability, which could have a material adverse effect on our business, financial condition and results of operations.

The management and service fees due from us to our Manager are payable whether or not our vessels are employed, and regardless of our profitability. We have no ability to require our Manager to reduce the management fees and service fees if our profitability decreases, which could have a material adverse effect on our business, financial condition and results of operations.

8

Our Manager is a privately held company, and there is little or no publicly available information about it.

The ability of our Manager to continue providing services for our benefit will depend in part on its own financial strength. Circumstances beyond our control could impair our Manager’s financial strength. Because our Manager is privately held, it is unlikely that information about its financial strength would become public or available to us prior to any default by our Manager under the management agreement. As a result, an investor in us might have little advance warning of problems that affect our Manager, even though those problems could have a material adverse effect on us.

As part of its services to us, our Manager must continue to upgrade its operational, accounting and financial systems, and add more staff. If our Manager cannot upgrade these systems or recruit suitable additional employees, its services to us and, therefore, our performance may suffer.

Our current operating, internal control, accounting and financial systems are provided by our Manager and may not be adequate if our Manager’s efforts to improve those systems may be ineffective. If our Manager cannot continue to upgrade its operational and financial systems effectively or recruit suitable employees, its services to us and, therefore, our performance may suffer and our ability to expand our business further will be restricted.

We and our Manager may be unable to attract and retain key executive officers with experience in the shipping industry, which may reduce the effectiveness of our management and lower our results of operations.

Our success depends to a significant extent upon the abilities and efforts of our and our Manager’s executive officers. The loss of any of these individuals could adversely affect our business prospects and financial condition. Our success will depend on retaining these key members of our and our Manager’s management team. Difficulty in retaining our executive officers, and difficulty in our Manager retaining its executive officers, could adversely affect our results of operations and ability to pay dividends. We do not maintain “key man” life insurance on any of our officers.

We intend to continue to charter most of our vessels in the spot market, and as a result, we will be exposed to the cyclicality and volatility of the spot charter market.

Since we intend to continue to charter our vessels in the spot market, we will be exposed to the cyclicality and volatility of the spot charter market, and we may not have long term, fixed time charter rates to mitigate the adverse effects of downturns in the spot market. We cannot assure you that we will be able to successfully charter our vessels in the future at rates sufficient to allow us to meet our obligations. The supply of and demand for shipping capacity strongly influences freight rates. Because the factors affecting the supply and demand for vessels are outside of our control and are unpredictable, the nature, timing, direction and degree of changes in industry conditions are also unpredictable.

Factors that influence demand for drybulk vessel capacity include:

•	demand for and production of drybulk products;

•	global and regional economic and political conditions including developments in international trade, fluctuations in industrial and agricultural production and armed conflicts;

•	the distance drybulk cargo is to be moved by sea;

•	environmental and other regulatory developments; and

•	changes in seaborne and other transportation patterns.

•	The factors that influence the supply of drybulk vessel capacity include:

•	the number of newbuilding deliveries;

•	port and canal congestion;

•	the scrapping rate of older vessels;

•	vessel casualties; and

•	the number of vessels that are out of service, i.e., laid-up, drydocked, awaiting repairs or otherwise not available for hire.

9

In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, availability of financing for dry-bulk vessel acquisition and building, secondhand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance and insurance coverage, the efficiency and age profile of the existing fleet in the market and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions.

We anticipate that the future demand for our drybulk carriers will be dependent upon economic growth in the world’s major industrialized economies, as well as emerging economies including in particular China, Japan and India, seasonal and regional changes in demand, changes in the capacity of the global drybulk carrier fleet and the sources and supply of drybulk cargo to be transported by sea. The capacity of the global drybulk carrier fleet seems likely to increase, and we can provide no assurance as to the timing or extent of future economic growth. Adverse economic, political, social or other developments could have a material adverse effect on our business, results of operations, cash flows and financial condition. Should the drybulk market strengthen significantly in the future, we may enter into medium to long term employment contracts for some or all of our vessels.

With the exception of the M/V Free Impala which is in cold lay-up, we employ our vessels predominantly in the spot market with charters that typically last one to two months. If the rates in the charter market fall significantly during 2014, it will affect the charter revenue we will receive from our vessels, which would have an adverse effect on our revenues, cash flows and profitability, as well as our ability to comply with our debt covenants.

When our charters in the spot market end, we may not be able to replace them promptly, and any replacement charters could be at lower charter rates, which may materially, adversely affect our earnings and results of operations.

We will generally attempt to recharter our vessels at favorable rates with reputable charterers. All of our vessels currently operate in the spot market. If the drybulk shipping market is in a period of depression when our vessels’ charters expire, it is likely that we may be forced to re-charter them at reduced rates, if such charters are available at all. In the event charter rates fall below our costs to operate a vessel or for any other strategic or operational matter, we may determine not to recharter a vessel until such time as the charter rates increase or such strategic or operational matter ceases to exist. We cannot assure you that we will be able to obtain new charters at comparable or higher rates or with comparable charterers, that we will be able to obtain new charters at all or that we may decide not to charter a vessel at all. The charterers under our charters have no obligation to renew or extend the charters. We will generally attempt to recharter our vessels at favorable rates with reputable charterers as our charters expire. Failure to obtain replacement charters at rates comparable to our existing charters and our decision not to charter vessels will reduce or eliminate our revenue and will adversely affect our ability to service our debt. Further, we may have to incur lay-up expenses or reposition our vessels without cargo or compensation to deliver them to future charterers or to move vessels to areas where we believe that future employment may be more likely or advantageous. Laying up expenses and reactivating expenses would increase our vessel operating expenses. Repositioning our vessels would increase our vessel operating costs. If any of the foregoing events were to occur, our revenues, net income and earnings may be materially adversely affected.

Further declines in charter rates and other market deterioration could cause us to incur impairment charges.

We evaluate the recoverable amounts of our vessels to determine if events have occurred that would require an impairment of their carrying amounts. The recoverable amount of vessels is reviewed based on events and changes in circumstances that would indicate that the carrying amount of the assets might not be recovered. The review for potential impairment indicators and future undiscounted net operating cash flows related to the vessels is complex and requires us to make various estimates including future charter rates and earnings from the vessels which have been historically volatile.

When our estimate of future undiscounted net operating cash flows for any vessel is lower than the vessel’s carrying value, the carrying value is written down, by recording a charge to operations, to the vessel’s fair market value if the fair market value is lower than the vessel’s carrying value. The carrying values of our vessels may not represent their fair market value because the market prices of secondhand vessels tend to fluctuate with changes in charter rates and the cost of newbuildings. Any impairment charges incurred as a result of declines in charter rates could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Our charterers may terminate or default on their charters, which could adversely affect our results of operations and cash flow.

The ability of each of our charterers to perform its obligations under a charter will depend on a number of factors that are beyond our control. These factors may include general economic conditions, the condition of the drybulk shipping industry, the charter rates received for specific types of vessels, hedging arrangements, the ability of charterers to obtain letters of credit from its customers, cash reserves, cash flow considerations and various operating expenses. Many of these factors impact the financial viability of our charterers. Charterers may not pay or may attempt to renegotiate charter rates. Should a charterer fail to honor its obligations under its agreement with us, it may be difficult for us to secure substitute employment for the affected vessel, and any new charter arrangements we secure in the spot market or on a time charter may be at lower rates.

10

We lose a charterer or the benefits of a charter if a charterer fails to make charter payments because of its financial inability, disagreements with us or otherwise, terminates the charter because we fail to deliver the vessel within the time specified in the charter, the vessel is lost or damaged beyond repair, there are serious deficiencies in the vessel or prolonged periods of off-hire, default under the charter or the vessel has been subject to seizure for more than a specified number of days.

Pursuant to a charterparty dated November 8, 2012, the Company chartered the M/V Free Neptune to Tramp Maritime Enterprises Ltd. ("TME"). TME failed to pay outstanding hire in the amount of US$356. On April 2, 2013, the Company therefore commenced arbitration proceedings against TME under the charterparty.

If our charterers fail to meet their obligations to us, we would experience material adverse effects on our revenues, cash flows and profitability and our ability to comply with our debt covenants and pay our debt service and other obligations. The actual or perceived credit quality of our charterers, and any defaults by them, may materially affect our ability to obtain the additional debt financing that we will require to acquire additional vessels or may significantly increase our costs of obtaining such financing. Our inability to obtain additional financing at all, or at a higher than anticipated cost, may materially impair our ability to implement our business strategy.

Charter rates are subject to seasonal fluctuations, which may adversely affect our operating results.

Our fleet consists of Handysize and Handymax drybulk carriers that operate in markets that have historically exhibited seasonal variations in demand and, as a result, in charter rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The energy markets primarily affect the demand for coal, with increases during hot summer periods when air conditioning and refrigeration require more electricity and towards the end of the calendar year in anticipation of the forthcoming winter period. Grain shipments are driven by the harvest within a climate zone. Because three of the five largest grain producers (the United States, Canada and the European Union) are located in the northern hemisphere and the other two (Argentina and Australia) are located in the southern hemisphere, harvests occur throughout the year and grains require drybulk shipping accordingly. As a result of these and other factors, the drybulk shipping industry is typically stronger in the fall and winter months. Therefore, we expect our revenues from our drybulk carriers to be typically weaker during the fiscal quarters ending June 30 and September 30 and, conversely, we expect our revenues from our drybulk carriers to be typically stronger in fiscal quarters ending December 31 and March 31. Seasonality in the drybulk industry could materially affect our operating results.

The aging of our fleet may result in increased operating costs in the future, which could adversely affect our ability to operate our vessels profitably.

The majority of our vessels were acquired second-hand, and we estimate their useful lives to be 28 years from their date of delivery from the yard, depending on various market factors and management’s ability to comply with government and industry regulatory requirements. As of December 31, 2013, the average age of the vessels in our current fleet was 16.3 years. Part of our business strategy includes the continued acquisition of second hand vessels when we find attractive opportunities.

In general, expenditures necessary for maintaining a vessel in good operating condition increase as a vessel ages. Second hand vessels may also develop unexpected mechanical and operational problems despite adherence to regular survey schedules and proper maintenance. Cargo insurance rates also tend to increase with a vessel’s age, and older vessels tend to be less fuel-efficient than newer vessels. While the difference in fuel consumption is factored into the freight rates that our older vessels earn, if the cost of bunker fuels were to increase significantly, it could disproportionately affect our vessels and significantly lower our profits. In addition, changes in governmental regulations, safety or other equipment standards may require:

•	expenditures for alterations to existing equipment;

•	the addition of new equipment; or

•	restrictions on the type of cargo a vessel may transport.

We cannot give assurances that future market conditions will justify such expenditures or enable us to operate our vessels profitably during the remainder of their economic lives.

Although we inspect the secondhand vessels that we acquire prior to purchase, this inspection does not provide us with the same knowledge about a vessel’s condition and the cost of any required (or anticipated) repairs that we would have had if this vessel had been built for and operated exclusively by us. Generally, we do not receive the benefit of warranties on secondhand vessels.

Unless we set aside reserves or are able to borrow funds for vessel replacement, at the end of a vessel’s useful life our revenue will decline, which would adversely affect our business, results of operations and financial condition.

Unless we maintain reserves or are able to borrow or raise funds for vessel replacement, we may be unable to replace the vessels in our fleet upon the expiration of their useful lives, which we expect to be 28 years from their date of delivery from the yard. Our cash flows and income are dependent on the revenues earned by the chartering of our vessels to customers. If we are unable to replace the vessels in our fleet upon the expiration of their useful lives, our business, results of operations, financial condition and ability to pay dividends will be materially and adversely affected. Any reserves set aside for vessel replacement may not be available for dividends.

11

If any of our vessels fail to maintain their class certification and/or fail any annual survey, intermediate survey, dry-docking or special survey, that vessel would be unable to carry cargo, thereby reducing our revenues and profitability and violating certain loan covenants of our third-party indebtedness.

The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the Safety of Life at Sea Convention, or SOLAS.

A vessel must undergo annual surveys, intermediate surveys, dry-dockings and special surveys. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Our vessels are on special survey cycles for hull inspection and continuous survey cycles for machinery inspection. Every vessel is also required to be dry-docked every two to three years for inspection of the underwater parts of such vessel.

If any vessel does not maintain its class and/or fails any annual survey, intermediate survey, dry-docking or special survey, the vessel will be unable to carry cargo between ports and will be unemployable and uninsurable, thereby reducing our revenues and profitability. That could also cause us to be in violation of certain covenants in our loan agreements. In addition, the cost of maintaining our vessels’ classifications may be substantial at times and could result in reduced revenues.

Our vessels may suffer damage and we may face unexpected dry-docking costs, which could affect our cash flow and financial condition.

If our vessels suffer damage, they may need to be repaired at a dry-docking facility, resulting in vessel downtime and vessel off-hire. The costs of dry-dock repairs are unpredictable and can be substantial. We may have to pay dry-docking costs that our insurance does not cover. The inactivity of these vessels while they are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings. In addition, space at dry-docking facilities is sometimes limited and not all dry-docking facilities are conveniently located. We may be unable to find space at a suitable dry-docking facility or we may be forced to move to a dry-docking facility that is not conveniently located to our vessels’ positions. The loss of earnings while our vessels are forced to wait for space or to relocate to dry-docking facilities that are farther away from the routes on which our vessels trade would also decrease our earnings.

Our growth depends on the growth in demand for and the shipping of drybulk cargoes.

Our growth strategy focuses on the drybulk shipping sector. Accordingly, our growth depends on growth in world and regional demand for and the shipping of drybulk cargoes, which could be negatively affected by a number of factors, such as declines in prices for drybulk cargoes or general political and economic conditions.

Reduced demand for and the shipping of drybulk cargoes would have a material adverse effect on our future growth and could harm our business, results of operations and financial condition. In particular, Asian Pacific economies and India have been the main driving force behind the past increase in seaborne drybulk trade and the demand for drybulk carriers. The negative change in economic conditions in any Asian Pacific country, but particularly in China or Japan, as well as India, may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects, by further reducing demand and resultant charter rates.

If we fail to manage our growth properly, we may not be able to successfully expand our market share.

We will continue exploring expansion opportunities as our financial resources permit. Our growth will depend on:

•	locating and acquiring suitable vessels;

•	placing newbuilding orders and taking delivery of vessels;

•	identifying and consummating acquisitions or joint ventures;

•	integrating any acquired vessel successfully with our existing operations;

•	enhancing our customer base;

•	managing our expansion; and

•	obtaining the required financing.

If our financial resources permit, we could face risks in connection with growth by acquisition, such as undisclosed liabilities and obligations and difficulty experienced in obtaining additional qualified personnel, managing relationships with customers and suppliers, and integrating newly acquired operations into existing infrastructures.

12

We cannot give any assurance that we will be successful in executing our growth plans or that we will not incur significant expenses and losses in connection with the execution of those growth plans.

Our ability to successfully implement our business plan depends on our ability to obtain additional financing, which may affect the value of your investment in us.

We plan to continue to explore expansion opportunities. We will require substantial additional financing to fund any acquisitions of additional vessels and to implement our business plan. We cannot be certain that sufficient financing will be available on terms that are acceptable to us or at all. If we cannot raise the financing we need in a timely manner and on acceptable terms, we may not be able to acquire the vessels necessary to implement our business plans and consequently you may lose some or all of your investment in us.

While we expect that a significant portion of the financing resources needed to acquire vessels, if any, will be through long-term debt financing, we may raise additional funds through additional equity offerings. New equity investors may dilute the percentage of the ownership interest of our existing shareholders. Sales or the possibility of sales of substantial amounts of shares of our common stock in the public markets could adversely affect the market price of our common stock.

The market values of our vessels have declined and may further decrease, and we may incur losses when we sell vessels or we may be required to write down their carrying value, which may adversely affect our earnings and our ability to implement our fleet renewal program.

The market values of our vessels will fluctuate depending on general economic and market conditions affecting the shipping industry and prevailing charter hire rates, competition from other shipping companies and other modes of transportation, the types, sizes and ages of our vessels, applicable governmental regulations and the cost of newbuildings.

If a determination is made that a vessel’s future useful life is limited or its future earnings capacity is reduced, it could result in an impairment of its carrying amount on our financial statements that would result in a charge against our earnings and the reduction of our shareholders’ equity. If for any reason we sell our vessels at a time when prices have fallen, the sale price may be less than the vessels’ carrying amount on our financial statements, and we would incur a loss and a reduction in earnings. During the year ended December 31, 2013, we incurred an aggregate impairment loss of $27,455 of which $3,477 related to the vessels formerly “held for sale” (M/V Free Hero, M/V Free Jupiter, M/V Free Impala and M/V Free Neptune) subsequently classified to “held and used” as of December 31, 2013 and the amount of $23,978 as a result of the sale of M/V Free Knight on February 18, 2014.

We have incurred secured debt under loan agreements for all of our vessels. The market value of our vessels is based, in part, on charter rates and the stability of charter rates over a period of time. As a result of global economic conditions, volatility in charter rates, generally declining charter rates, and other factors, we have recently experienced a decrease in the market value of our vessels. Due to the decline of the market value of our fleet, we were not in compliance with certain covenants of our existing loan agreements that relate to maintenance of asset values and, as a result, we may not be able to refinance our debt or obtain additional financing. There can be no assurances that charter rates will stabilize or increase, that the market value of our vessels will stabilize or increase or that we will regain compliance with the financial covenants in our loan agreements or that our lenders will agree to waivers or forbearances.

If we fail to sell our vessels at prices acceptable to us, it could have a material adverse effect on our competitiveness and business operations.

Maritime claimants could arrest our vessels, which could interrupt our cash flow.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder, such as our lenders, may enforce its lien by arresting a vessel through foreclosure proceedings. The arresting or attachment of one or more of our vessels could interrupt our cash flow and require us to pay large sums of funds to have the arrest lifted.

In addition, in some jurisdictions, such as South Africa, under the “associated vessel” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner or managed by the same manager. Claimants could try to assert “associated vessel” liability against one of our vessels for claims relating to another of our vessels or a vessel managed by our Manager.

13

Economic conditions and regulatory pressures impacting banks in Greece may cause disruptions to one of our lenders, which may cause an increase in the cost of our borrowings from that lender.

On May 11, 2013 the Bank of Greece announced that the operating license of one of our Greek-based Lenders, FBB - First Business Bank had been revoked and that the bank would be split into a “good bank” to be absorbed by the National Bank of Greece and a “bad bank” consisting of the loans characterized under ‘permanent default’ to be handed over to a specially appointed liquidator for the purpose of the extraordinary liquidation of its assets. Effective May 13, 2013, the bank’s deposits and loans other than the loans ‘under permanent default’ as well as the bank’s network of nineteen branches were transferred to the NBG. As a result, the Company’s loan facility and deposits have been transferred to the NBG. We cannot estimate how this situation will affect our relationship with the bank and how cooperative it will be with regards to our non-compliance with financial and other covenants and our non-payment of overdue interest and principal.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

We expect that our vessels will call in ports in South America and other areas where smugglers are known to attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims which could have an adverse effect on our business, results of operations, cash flows and financial condition.

Rising fuel prices may adversely affect our profits.

Upon redelivery of vessels at the end of a period time or trip time charter, we may be obligated to repurchase bunkers on board at prevailing market prices, which could be materially higher than fuel prices at the inception of the charter period. In addition, although we rarely deploy our vessels on voyage charters, fuel is a significant, if not the largest, expense that we would incur with respect to vessels operating on voyage charter. As a result, an increase in the price of fuel may adversely affect our profitability. The price and supply of fuel is volatile and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns and regulations.

We are subject to regulation and liability under environmental laws and the failure to comply with these regulations may subject us to increased liability, may adversely affect our insurance coverage and may result in a denial of access to, or detention in, certain ports. This could require significant expenditures and reduce our cash flows and net income.

Our business and the operation of our vessels are materially affected by government regulation in the form of international conventions and national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration, including those governing the management and disposal of hazardous substances and wastes, the cleanup of oil spills and other contamination, air emissions, and water discharges and ballast water management. We are also required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to our operations. Because such conventions, laws, regulations and permit requirements are often revised, or the required additional measures for compliance are still under development, we cannot predict the ultimate cost of complying with such conventions, laws, regulations or permit requirements, or the impact thereof on the resale prices or useful lives of our vessels. Additional conventions, laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our business, financial condition and results of operations.

Environmental requirements can also affect the resale prices or useful lives of our vessels or require reductions in cargo capacity, ship modifications or operational changes or restrictions. Failure to comply with these requirements could lead to decreased availability of or more costly insurance coverage for environmental matters or result in the denial of access to certain jurisdictional waters or ports, or detention in certain ports. Under local, national and foreign laws, as well as international treaties and conventions, we could incur material liabilities, including cleanup obligations and claims for natural resource, personal injury and property damages in the event that there is a release of petroleum or other hazardous materials from our vessels or otherwise in connection with our operations. The 2010 explosion of the Deepwater Horizon and the subsequent release of oil into the Gulf of Mexico or similar events may result in further regulation of the shipping industry, including modifications to statutory liability schemes.

The operation of our vessels is affected by the requirements set forth in the International Safety Management, or ISM Code. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject such party to increased liability, may decrease available insurance coverage for the affected vessels, and/or may result in a denial of access to, or detention in, certain ports.

The European Union is currently considering proposals to further regulate vessel operations. Individual countries in the European Union may also have additional environmental and safety requirements. It is difficult to predict what legislation or regulation, if any, may be adopted by the European Union or any other country or authority.

The International Maritime Organization or other regulatory bodies may adopt additional regulations in the future that could adversely affect the useful lives of our vessels as well as our ability to generate income from them or resell them at attractive prices.

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The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and clean-up of the environment from oil spills. Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels, including bunkers (fuel).

Violations of, or liabilities under, environmental or other applicable laws and regulations can result in substantial penalties, fines and other sanctions, including, in certain instances, seizure or detention of our vessels. Events of this nature could have a material adverse effect on our business, financial condition and results of operations.

Technological innovation related to existing or new vessels could reduce the competitiveness of our older vessels and therefore the value of such vessels in the chartering and secondhand resale markets.

The charter hire rates and the value and operational life of a vessel are determined by a number of factors, including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to load and discharge cargo quickly. Flexibility includes the ability to enter harbors, utilize related docking facilities and pass through canals and straits. The length of a vessel’s physical life is related to its original design and construction, its maintenance and the impact of the stress of operations. If new drybulk carriers are built that are more efficient or more flexible or have longer physical lives than our older vessels, competition from these more technologically advanced vessels could adversely affect the competitiveness of our older vessels, and, in turn, the amount of charter hire payments we receive for our older vessels once their initial charters expire, and the resale value of our older vessels could significantly decrease.

Our vessels are exposed to inherent operational risks that may not be adequately covered by our insurance.

The operation of any vessel includes risks such as mechanical failure, collision, fire, contact with fixed or floating objects, cargo or property loss or damage and business interruption due to political circumstances in foreign countries, piracy, terrorist attacks, armed hostilities and labor strikes. With a drybulk carrier, the cargo itself and its interaction with the ship can be a risk factor. By their nature, drybulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, drybulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold), and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach to the sea. Hull breaches in drybulk carriers may lead to the flooding of the vessels’ holds. If a drybulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel’s bulkheads leading to the loss of a vessel. If we are unable to adequately maintain our vessels we may be unable to prevent these events. Any of these circumstances or events could negatively impact our business, financial condition and results of operations.

Further, such occurrences could result in death or injury to persons, loss of property or environmental damage, delays in the delivery of cargo, loss of revenues from or termination of charter contracts, governmental fines, penalties or restrictions on conducting business, higher insurance rates and damage to our reputation and customer relationships generally. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea and the Gulf of Aden and Indian Ocean off the coast of Somalia and Kenya. If these attacks and other disruptions result in areas where our vessels are deployed being characterized by insurers as “war risk” zones or Joint War Committee “war, strikes, terrorism and related perils” listed areas, as the Gulf of Aden currently is, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult or impossible to obtain. In addition, there is always the possibility of a marine disaster, including oil spills and other environmental damage. Although our vessels carry a relatively small amount of the oil used for fuel (“bunkers”), a spill of oil from one of our vessels or losses as a result of fire or explosion could be catastrophic under certain circumstances.

We may not be adequately insured against all risks, and our insurers may not pay particular claims. With respect to war risks insurance, which we usually obtain for certain of our vessels making port calls in designated war zone areas, such insurance may not be obtained prior to one of our vessels entering into an actual war zone, which could result in that vessel not being insured. Even if our insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement vessel in the event of a loss. Under the terms of our credit facilities, we will be subject to restrictions on the use of any proceeds we may receive from claims under our insurance policies. Furthermore, in the future, we may not be able to maintain or obtain adequate insurance coverage at reasonable rates for our fleet. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we receive indemnity insurance coverage for tort liability. Our insurance policies also contain deductibles, limitations and exclusions which, although we believe are standard in the shipping industry, may nevertheless increase our costs in the event of a claim or decrease any recovery in the event of a loss. If the damages from a catastrophic oil spill or other marine disaster exceeded our insurance coverage, the payment of those damages could have a material adverse effect on our business and could possibly result in our insolvency.

In addition, we may not carry loss of hire insurance. Loss of hire insurance covers the loss of revenue during extended vessel off-hire periods, such as those that occur during an unscheduled drydocking due to damage to the vessel from accidents. Accordingly, any loss of a vessel or any extended period of vessel off-hire, due to an accident or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

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We may be subject to increased premium payments because we obtain some of our insurance through protection and indemnity associations.

We may be subject to increased premium payments, or calls, in amounts based not only on our and our Manager’s claim records but also the claim records of other members of the protection and indemnity associations through which we receive insurance coverage for tort liability, including pollution-related liability. Our protection and indemnity associations may not have enough resources to cover claims made against them. Our payment of these calls could result in significant expense to us, which could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Our operations expose us to global political risks, such as wars and political instability that may interfere with the operation of our vessels causing a decrease in revenues from such vessels.

We are an international company and primarily conduct our operations outside the United States. Changing economic, political and governmental conditions in the countries where we are engaged in business or where our vessels are registered will affect us. In the past, political conflicts, particularly in the Middle East, resulted in attacks on vessels, mining of waterways and other efforts to disrupt shipping in the area. For example, recent political and governmental instability in Egypt, Syria and Libya may affect vessels trading in such regions. In addition, future political and governmental instability, revolutions and wars in regions where our vessels trade could affect our trade patterns and adversely affect our operations by causing delays in shipping on certain routes or making shipping impossible on such routes, thereby causing a decrease in revenues.

During a period of war or emergency, a government could requisition for title or seize our vessels. Requisition for title occurs when a government takes control of a vessel and becomes the owner. A government could also requisition our vessels for hire, when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Government requisition of one or more of our vessels could reduce our revenues and net income.

Because our seafaring employees are covered by collective bargaining agreements, failure of industry groups to renew those agreements may disrupt our operations and adversely affect our earnings.

All of the seafarers employed on the vessels in our fleet are covered by collective bargaining agreements that set basic standards. We cannot assure you that these agreements will prevent labor interruptions. Any labor interruptions could disrupt our operations and harm our financial performance.

Crew costs are a significant expense for us under our charters. Recently, the limited supply of and increased demand for well-qualified crew, due to the increase in the size of the global shipping fleet, has created upward pressure on crewing costs, which we generally bear under our period time and spot charters. Increases in crew costs may adversely affect our profitability.

Increases in interest rates would reduce funds available to purchase vessels and service debt.

We have purchased, and may purchase in the future, vessels with loans that provide for periodic interest payments based on indices that fluctuate with changes in market interest rates. If interest rates increase significantly, it would increase our costs of financing our acquisition of vessels, which could decrease the number of additional vessels that we could acquire and adversely affect our financial condition and results of operations and may adversely affect our ability to service debt.

We may enter into derivative contracts to hedge our exposure to fluctuations in interest rates, which could result in higher than market interest rates and charges against our income.

We previously entered into two interest rate swaps for purposes of managing our exposure to fluctuations in interest rates applicable to indebtedness under two of our credit facilities with Credit Suisse, which provided for a floating interest rate based on LIBOR. On February 3, 2014, the Company paid the amount of $201 to fully unwind the two interest rate swap agreements with Credit Suisse. In the future, we may enter into new interest rate swap or other derivative contracts to hedge against fluctuation in interest rates. Our hedging strategies, however, may not be effective and we may incur substantial losses if interest rates move materially differently from the fixed rates agreed to in our derivative contracts. Future derivative contracts may not qualify for treatment as hedges for accounting purposes, therefore, we would be required to recognize fluctuations in the fair value of such contracts in our income statement. In addition, our financial condition could be materially adversely affected since we currently do not hedge our exposure to interest rate fluctuations under our financing arrangements. Any hedging activities we engage in may not effectively manage our interest rate exposure or have the desired impact on our financial conditions or results of operations.

From time to time in the future, we may take positions in derivative instruments including freight forward agreements, or FFAs. FFAs and other derivative instruments may be used to hedge a vessel owner’s exposure to the charter market by providing for the sale of a contracted charter rate along a specified route and period of time. Upon settlement, if the contracted charter rate is less than the average of the rates, as reported by an identified index, for the specified route and time period, the seller of the FFAs is required to pay the buyer an amount equal to the difference between the contracted rate and the settlement rate, multiplied by the number of days in the specified period. Conversely, if the contracted rate is greater than the settlement rate, the buyer is required to pay the seller the settlement sum. If we take positions in FFAs or other derivative instruments and do not correctly anticipate charter rate movements over the specified route and time period, we could suffer losses in the settling or termination of the FFA. This could adversely affect our results of operation and cash flow. As of the date of this prospectus, we had no FFAs outstanding.

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Because we generate all of our revenues in U.S. dollars but will incur a portion of our expenses in other currencies, exchange rate fluctuations could have an adverse impact on our results of operations.

We generate all of our revenues in U.S. dollars, but we expect that portions of our future expenses will be incurred in currencies other than the U.S. dollar. This difference could lead to fluctuations in our net income due to changes in the value of the dollar relative to the other currencies, in particular the Euro. Expenses incurred in foreign currencies against which the dollar falls in value can increase, decreasing net income. For the year ended December 31, 2013 and 2012, the fluctuation in the value of the dollar against foreign currencies did not have a material impact on us.

We may have to pay tax on United States source income, which would reduce our earnings.

Under the laws of the Countries of the Company and its subsidiaries incorporation and/or vessels’ registration, the Company is not subject to tax on international shipping income; however, they are subject to registration and tonnage taxes, which have been included in Vessel operating expenses in the accompanying consolidated statement of operations. Pursuant to the Internal Revenue Code of the United States (the “Code”), U.S. source income from the international operations of ships is generally exempt from U.S. tax if the company operating the ships meets both of the following requirements, (a) the Company is organized in a foreign country that grants an equivalent exemption to corporations organized in the United States, and (b) either (i) more than 50% of the value of the Company’s stock is owned, directly or indirectly, by individuals who are “residents” of the Company’s country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States (the “50% Ownership Test”) or (ii) the Company’s stock is “primarily and regularly traded on an established securities market” in its country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States (the “Publicly-Traded Test”).

To complete the exemption process, the Company’s shipowning subsidiaries must file a U.S. tax return, state the basis of their exemption and obtain and retain documentation attesting to the basis of their exemptions. The Company’s subsidiaries completed the filing process for 2013 on or prior to the applicable tax filing deadline. All the Company’s ship-operating subsidiaries currently satisfy the Publicly-Traded Test based on the trading volume and the widely-held ownership of the Company’s shares, but no assurance can be given that this will remain so in the future, since continued compliance with this rule is subject to factors outside the Company’s control. In addition, the Company’s vessels did not call on any U.S. ports during the year ended December 31, 2013 and thus the Company’s shipowning subsidiaries have no tax obligations despite the exemptions. Based on its U.S. source Shipping Income for 2011 and 2012, the Company would be subject to U.S. federal income tax of approximately $93 and $25, respectively, in the absence of an exemption under Section 883.

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders.

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based on our currently anticipated operations, we do not believe that we will be a PFIC with respect to any taxable year. In this regard, we intend to treat the gross income we derive or are deemed to derive from our time chartering activities as services income, rather than rental income. Accordingly, we believe that our time chartering activities does not constitute “passive income,” and the assets that we own and operate in connection with the production of that income do not constitute passive assets.

There is, however, no direct legal authority under the PFIC rules addressing our proposed method of operation, and a federal court decision has characterized income received from vessel time charters as rental rather than services income for U.S. tax purposes. Accordingly, no assurance can be given that the U.S. Internal Revenue Service, or IRS, or a court of law will accept our position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if there were to be changes in the nature and extent of our operations.

If the IRS were to find that we are or have been a PFIC for any taxable year, our U.S. shareholders will face adverse U.S. tax consequences. Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders), such shareholders would be liable to pay United States federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our common stock, as if the excess distribution or gain had been recognized ratably over the shareholder’s holding period of our common stock.

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Risk Factors Relating to the Drybulk Shipping Industry

The international drybulk shipping industry is cyclical and volatile and charter rates have decreased significantly and may further decrease in the future, which may adversely affect our earnings, vessel values and results of operations.

The drybulk shipping industry is cyclical with volatility in charter hire rates and profitability. The degree of charter hire rate volatility among different types of drybulk vessels has varied widely. Since the middle of the third quarter of 2008, charter hire rates for drybulk vessels have decreased substantially, they may remain volatile for the foreseeable future and could continue to decline further. Additionally, charter rates have been particularly volatile. As a result, our charter rates could further decline significantly, resulting in a loss and a reduction in earnings.

We anticipate that the future demand for our drybulk vessels will be dependent upon existing conditions in the world’s economies, seasonal and regional changes in demand, changes in the number of drybulk vessels being ordered and constructed, particularly if there is an oversupply of vessels, changes in the capacity of the global drybulk fleet and the sources and supply of drybulk cargo to be transported by sea. Adverse economic, political, social or other developments could have a further material adverse effect on drybulk shipping in general and on our business and operating results in particular.

Our ability to re-charter our drybulk vessels upon the expiration or termination of their current time charters, the charter rates payable under any renewal or replacement charters will depend upon, among other things, the current state of the drybulk shipping market. If the drybulk shipping market is in a period of depression when our vessels’ charters expire, it is likely that we may be forced to re-charter them at reduced rates, including rates whereby we incur a loss, which may reduce our earnings or make our earnings volatile.

In addition, because the market value of our vessels may fluctuate significantly, we may incur losses when we sell vessels, which may adversely affect our earnings. If we sell vessels at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the vessel’s carrying amount on our financial statements, resulting in a loss and a reduction in earnings.

The drybulk carrier charter market remains significantly below its high in the middle of 2008 and the average rates achieved in the five prior years, which has and may continue to adversely affect our revenues, earnings and profitability and our ability to comply with our loan covenants and repay our indebtedness.

The drybulk shipping industry is cyclical with attendant volatility in charter hire rates and profitability. The degree of charter hire rate volatility among different types of dry bulk vessels has varied widely; however, the continued downturn in the drybulk charter market has severely affected the entire dry bulk shipping industry and charter hire rates for drybulk vessels have declined significantly from historically high levels. The Baltic Dry Index (the “BDI”), which is published daily by the Baltic Exchange Limited, a London-based membership organization that provides daily shipping market information to the global investing community, is a daily average of charter rates in selected shipping routes measured on a time charter and voyage basis covering Handysize, Supramax, Panamax and Capesize drybulk carriers. The BDI has long been viewed as the main benchmark to monitor the movements of the dry bulk vessel charter market and the performance of the entire drybulk shipping market. The BDI declined 94% in 2008 from a peak of 11,793 in May 2008 to a low of 663 in December 2008 and remained volatile during 2009, ranging from a low of 772 in January 2009 to a high of 4,661 in November 2009. The BDI continued its volatility in 2012 and 2013, reaching a high of 1,738 in January 2012 and a low of approximately 647 in February 2012 and a high of 2,337 in December 2013 and a low of 698 in January 2013.

As of May 16, 2014, the BDI was 1,027. The decline and volatility in charter rates has been due to various factors, including the lack of trade financing for purchases of commodities carried by sea, which had resulted in a significant decline in cargo shipments. The decline and volatility in charter rates in the drybulk market also affects the value of our drybulk vessels, which follows the trends of drybulk charter rates, and earnings on our charters, and similarly, affects our cash flows, our ability to repay our indebtedness and compliance with the covenants contained in our loan agreements.

Economic recession and disruptions in world financial markets and the resulting governmental action in the United States and in other parts of the world could have a further material adverse impact on our results of operations, financial condition and cash flows.

We face risks resulting from changes in economic environments, changes in interest rates and instability in the banking, energy, commodities and securities markets around the world, among other factors. Major market disruptions, the adverse changes in market conditions and the regulatory climate in the United States and worldwide may adversely affect our business, impair our ability to borrow amounts under our existing credit facility or any credit facilities we enter into. In addition, the economic environment in Greece, which is where our operations are based, may have adverse impacts on us. We cannot predict how long the current market conditions will last. However, these economic and governmental factors, together with the concurrent decline in charter rates, could have a significant effect on our results of operations and could affect the price of our common stock.

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An economic slowdown in the Asia Pacific region could exacerbate the effect of recent slowdowns in the economies of the European Union and may have a material adverse effect on our business, financial condition and results of operations.

We anticipate a significant number of the port calls made by our vessels will continue to involve the loading or discharging of drybulk commodities in ports in the Asia Pacific region. As a result, any negative changes in economic conditions in any Asia Pacific country, particularly in China, may exacerbate the effect of recent slowdowns in the economies of the European Union and may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects. Before the global economic financial crisis that began in 2008, China had one of the world’s fastest growing economies in terms of gross domestic product (“GDP”) which had a significant impact on shipping demand. The growth rate of China’s GDP decreased to approximately 7.8% for the year ended December 31, 2012, as compared to 9.3% and 10.4% for the years ended December 31, 2011 and 2010, respectively, and continues to remain below pre-2008 levels. It is possible that China and other countries in the Asia Pacific region will continue to experience slowed or even negative economic growth in the near future. Moreover, the current economic slowdown in the economies of the European Union and other Asian countries may further adversely affect economic growth in China and elsewhere. Our business, financial condition and results of operations, as well as our future prospects, will likely be materially and adversely affected by a further economic downturn in any of these countries.

Changes in the economic and political environment in China and policies adopted by the government to regulate its economy may have a material adverse effect on our business, financial condition and results of operations.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, rate of inflation and balance of payments position. Since 1978, increasing emphasis has been placed on the utilization of market forces in the development of the Chinese economy. There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a “market economy” and enterprise reform. Although limited price reforms were undertaken, with the result that prices for certain commodities are principally determined by market forces, many of the reforms are experimental and may be subject to change or abolition. We cannot assure you that the Chinese government will continue to pursue a policy of economic reform. The level of imports to and exports from China could be adversely affected by changes to these economic reforms, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions, all of which could, adversely affect our business, financial condition and operating results.

Risks involved with operating ocean-going vessels could affect our business and reputation, which may reduce our revenues.

The operation of an ocean-going vessel has inherent risks. These risks include the possibility of:

•	crew strikes and/or boycotts;

•	marine disaster;

•	piracy;

•	environmental accidents;

•	cargo and property losses or damage; and

•	business interruptions caused by mechanical failure, human error, war, terrorism, political action in various countries, labor strikes or adverse weather conditions.

The involvement of any of our vessels in an environmental disaster may harm our reputation as a safe and reliable vessel operator. Any of these circumstances or events could increase our costs or lower our revenues.

The M/V Free Goddess was hijacked by Somali pirates on February 7, 2012 while transiting the Indian Ocean eastbound. On October 11, 2012, we announced that all 21 crew members of the M/V Free Goddess were reported safe and well after the vessel’s release by the pirates. At the time of the hijacking the vessel was on time charter in laden condition. Since the release from the pirates, the vessel has been laying at the port of Salalah, Oman, undertaking repairs funded mostly by Insurers. The repairs of the vessel were completed, and notice of readiness was tendered to her Charterers for the resumption of the voyage. The Charterers repudiated the Charter and we accepted Charterers' repudiation and terminated the fixture reserving our right to claim damages and other amounts due to us. The Tribunal previously constituted will hear our claim for (amongst others) unpaid hire and damages from the Charterers. In the meantime, cargo interests have commenced proceedings under the Bills of Lading although they have not yet particularized their claims.  At the same time, all options are being explored for the commercial resolution of the situation arising from Charterers refusal to honor their obligations, including the further contribution by Insurers and cargo interests towards the completion of the voyage and recovery of amounts due. The Company is working for a diligent solution in order to complete the voyage without further delays. In case no commercially reasonable solution may be found the company will explore its strategic alternatives with respect to this vessel.

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An oversupply of drybulk vessel capacity may lead to reductions in charter rates and profitability.

As of December 31, 2013, newbuilding orders had been placed for an aggregate of approximately 17% of the total DWT of the then-existing global drybulk fleet, with deliveries expected mainly during the succeeding 36 months, although available data with regard to cancellations of existing newbuilding orders or delays of new build deliveries are not always accurate. As of December 31, 2012, newbuilding orders had been placed for an aggregate of approximately 18% of the total DWT of the then-existing global drybulk fleet, with deliveries expected mainly during the succeeding 36 months, although available data with regard to cancellations of existing new build orders or delays of new build deliveries are not always accurate. An over-supply of drybulk carrier capacity may result in a reduction of charter hire rates. Because the factors affecting the supply and demand for vessels are outside of our control and are unpredictable, the nature, timing, direction and degree of changes in industry conditions are also unpredictable.

Factors that influence demand for vessel capacity include:

•	supply and demand for energy resources, commodities, semi-finished and finished consumer and industrial products;

•	changes in the exploration or production of energy resources, commodities, semi-finished and finished consumer and industrial products;

•	the location of regional and global exploration, production and manufacturing facilities;

•	the location of consuming regions for energy resources, commodities, semi-finished and finished consumer and industrial products;

•	the globalization of production and manufacturing; global and regional economic and political conditions, including armed conflicts, terrorist activities, embargoes and strikes;

•	developments in international trade;

•	changes in seaborne and other transportation patterns, including the distance cargo is transported by sea;

•	environmental and other regulatory developments;

•	currency exchange rates; and weather.

The factors that influence the supply of vessel capacity include:

•	the number of newbuilding deliveries;

•	port and canal congestion;

•	the scrapping rate of older vessels;

•	vessel casualties; and

•	the number of vessels that are out of service.

We anticipate that the future demand for our drybulk carriers will be dependent upon continued economic growth in the world’s economies, including China and India, seasonal and regional changes in demand, changes in the capacity of the global drybulk carrier fleet and the sources and supply of drybulk cargoes to be transported by sea. The capacity of the global drybulk carrier fleet seems likely to increase and economic growth may not continue. Adverse economic, political, social or other developments could have a material adverse effect on our business and operating results.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.

International shipping is subject to various security and customs inspection and related procedures in countries of origin and destination. Inspection procedures can result in the seizure of the contents of our vessels, delays in the loading, offloading or delivery and the levying of customs duties, fines or other penalties against us.

Since the terrorist attacks of September 11, 2001, there has been a variety of limitations intended to enhance vessel security.

Regulations by the U.S. Coast Guard (“USCG”) and rules pursuant to the International Convention for the Safety of Life at Sea have imposed increased compliance costs on vessel owners and charterers. These costs include certification costs imposed by relevant agencies and bonding costs under U.S. Customs and Border Protection, as well as potential delays in transit due to increased security procedures regulating the entry into harbors or the discharge of cargo.

20

It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Furthermore, changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

Risks Related to Our Common Stock

The market price of our common stock has been and may in the future be subject to significant fluctuations.

The market price of our common stock has been and may in the future be subject to significant fluctuations as a result of many factors, some of which are beyond our control. Among the factors that have in the past and could in the future affect our stock price are:

·	quarterly variations in our results of operations;

·	our lenders’ willingness to extend our loan covenant waivers, if necessary;

·	changes in market valuations of similar companies and stock market price and volume fluctuations generally;

·	changes in earnings estimates or publication of research reports by analysts;

·	speculation in the press or investment community about our business or the shipping industry generally;

·	strategic actions by us or our competitors such as acquisitions or restructurings;

·	the thin trading market for our common stock, which makes it somewhat illiquid;

·	the current ineligibility of our common stock to be the subject of margin loans because of its low current market price;

·	regulatory developments;

·	additions or departures of key personnel;

·	general market conditions; and

·	domestic and international economic, market and currency factors unrelated to our performance.

The stock markets in general, and the markets for drybulk shipping and shipping stocks in particular, have experienced extreme volatility that has sometimes been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock.

As long as our stock price remains below $5.00 per share, our shareholders will face restrictions in using our shares as collateral for margin accounts.

The closing price of our common stock on the NASDAQ Capital Market on May 16, 2014 was $1.14 per share. If the market price of our shares of common stock remains below $5.00 per share, under Federal Reserve regulations and account maintenance rules of many brokerages, our shareholders will face restrictions in using such shares as collateral for borrowing in margin accounts. These restrictions on the use of our common stock as collateral may lead to sales of such shares creating downward pressure on and increased volatility in, the market price of our shares of common stock. In addition, many institutional investors will not invest in stocks whose prices are below $5.00 per share.

If our common stock is delisted from The NASDAQ Stock Market, we would be subject to the risks relating to penny stocks.

If our common stock were to be delisted from trading on The NASDAQ Stock Market and the trading price of the common stock were below $5.00 per share on the date the common stock were delisted, trading in our common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. These additional requirements may discourage broker-dealers from effecting transactions in securities that are classified as penny stocks, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell such securities in the secondary market. A penny stock is defined generally as any non-exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

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As a foreign private issuer whose shares are listed on the NASDAQ Capital Market, we may follow certain home country corporate governance practices instead of certain NASDAQ requirements and are not required to obtain shareholder approval for the sale of shares under the Investment Agreement.

As a foreign private issuer whose shares are listed on the NASDAQ Capital Market, we are permitted to follow certain home country corporate governance practices instead of certain requirements of the NASDAQ Marketplace Rules. For example, we may follow home country practice with regard to, among other things, the composition of the board of directors, compensation of officers, director nomination process and quorum at shareholders’ meetings. In addition, we may follow home country practice instead of the NASDAQ requirement to obtain shareholder approval for certain dilutive events, such as for the establishment or amendment of certain equity-based compensation plans, a stock issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or more interest in the company and certain acquisitions of the stock or assets of another company. In particular, we are not required to obtain shareholder approval for our sale of shares pursuant to the Investment Agreement, which may result in the issuance of shares totaling more than 20% of our outstanding shares. Accordingly, our shareholders may not be afforded the same protections as provided under NASDAQ’s corporate governance rules.

Future sales or issuances of our stock could cause the market price of our common stock to decline.

Issuance of a substantial number of shares of our common stock in public or private offerings, including pursuant to the Investment Agreement, or in payment of obligations due, or the perception that these issuances could occur, may depress the market price for our common stock. These issuances could also impair our ability to raise additional capital through the sale of our equity securities in the future. We may issue additional shares of our common stock in the future and our shareholders may elect to sell large numbers of shares held by them from time to time. Also, we may need to raise additional capital to achieve our business plans.

Because the Republic of the Marshall Islands, where we are incorporated, does not have a well-developed body of corporate law, shareholders may have fewer rights and protections than under typical United States law, such as Delaware, and shareholders may have difficulty in protecting their interest with regard to actions taken by our Board of Directors.

Our corporate affairs are governed by amended and restated articles of incorporation and by-laws and by the Marshall Islands Business Corporations Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Shareholder rights may differ as well. For example, under Marshall Islands law, a copy of the notice of any meeting of the shareholders must be given not less than 15 days before the meeting, whereas in Delaware such notice must be given not less than 10 days before the meeting. Therefore, if immediate shareholder action is required, a meeting may not be able to be convened as quickly as it can be convened under Delaware law. Also, under Marshall Islands law, any action required to be taken by a meeting of shareholders may only be taken without a meeting if consent is in writing and is signed by all of the shareholders entitled to vote, whereas under Delaware law action may be taken by consent if approved by the number of shareholders that would be required to approve such action at a meeting. Therefore, under Marshall Islands law, it may be more difficult for a company to take certain actions without a meeting even if a majority of the shareholders approve of such action. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction.

It may not be possible for investors to enforce U.S. judgments against us.

We, and all our subsidiaries, are or will be incorporated in jurisdictions outside the U.S. and substantially all of our assets and those of our subsidiaries and will be located outside the U.S. In addition, most of our directors and officers are or will be non-residents of the U.S., and all or a substantial portion of the assets of these non-residents are or will be located outside the U.S. As a result, it may be difficult or impossible for U.S. investors to serve process within the U.S. upon us, our subsidiaries, or our directors and officers, or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our or the assets of our subsidiaries are located would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or would enforce, in original actions, liabilities against us or our subsidiaries based on those laws.

We can issue shares of preferred stock without shareholder approval, which could adversely affect the rights of common shareholders.

Our articles of incorporation permit us to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of our preferred stock and to issue such stock without approval from our stockholders. The rights of holders of our common stock may suffer as a result of the rights granted to holders of preferred stock that we may issue in the future. In addition, we could issue preferred stock to prevent a change in control of our company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

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Our stockholder rights plan may discourage a takeover.

In January 2009, our Board of Directors authorized shares of Series A Participating Preferred Stock in connection with its adoption of a stockholder rights plan, under which we issued rights to purchase Series A Preferred Stock to holders of our common stock. Upon certain triggering events, each Right entitles the registered holder to purchase from us one one-thousandth of a share of Preferred Stock at an exercise price of $90.00, subject to adjustment. Our stockholder rights plan may generally discourage a merger or tender offer involving our securities that is not approved by our Board of Directors by increasing the cost of effecting any such transaction and, accordingly, could have an adverse impact on stockholders who might want to vote in favor of such merger or participate in such tender offer. Our stockholder rights plan expires in January 2019.

Provisions in our organizational documents, our management agreement and under Marshall Islands corporate law could make it difficult for our shareholders to replace or remove our current Board of Directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common stock.

Several provisions of our amended and restated articles of incorporation and by-laws, and certain provisions of the Marshall Islands corporate law, could make it difficult for our shareholders to change the composition of our Board of Directors in any one year, preventing them from changing the composition of management. In addition, these provisions may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable. These provisions include:

·	authorizing our Board of Directors to issue “blank check” preferred stock without shareholder approval;

·	providing for a classified Board of Directors with staggered, three year terms;

·	prohibiting cumulative voting in the election of directors;

·	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of a two-thirds majority of the outstanding shares of our common shares, voting as a single class, entitled to vote for the directors;

·	limiting the persons who may call special meetings of shareholders;

·	establishing advance notice requirements for election to our Board of Directors or proposing matters that can be acted on by shareholders at shareholder meetings; and

·	limiting our ability to enter into business combination transactions with certain shareholders.

Pursuant to the terms of our management agreement, our Manager is entitled to a termination fee if such agreement is terminated upon a “change of control,” which term includes, but is not limited to, the election of a director not recommended by the then-current Board of Directors, any person or entity or group of affiliated persons or entities that becomes a beneficial owner of 15% or more of our voting securities, a merger of FreeSeas where less than a majority of the shares of the resulting entity are held by the FreeSeas shareholders or the sale of all or substantially all of FreeSeas’ assets. The termination fee as of December 31, 2013 would have been $91,314. In addition, we have implemented a shareholder rights plan pursuant to which the holders of our common stock receive one right to purchase one one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $90.00 per share, subject to adjustment. The rights become exercisable upon the occurrence of certain change in control events. These provisions and our shareholder rights plan could substantially impede the ability of public shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

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Risks Relating to this Offering

The terms of the securities you are purchasing may be amended without your approval or consent.

Amendments to the provisions of the certificate of designation for the Series D Preferred Stock (and waivers of such provisions) may be effected with the written consent of the holders of a majority of the Series D Preferred Stock then outstanding. Amendments to the provisions of the Series C Warrants (and waivers of such provisions) may be effected with the written consent of each Significant Buyer in this offering, which is defined as each investor in this offering that purchases more than 10,000 units in this offering and holds any Series D Preferred Stock or Series C Warrants at the time of determination, or if there are no Significant Buyers, by the holders of Series C Warrants exercisable for at least 66.7% of shares of common stock issuable upon exercise of all then outstanding Series C Warrants. Any such amendment or waiver will be binding on the holders of the Series D Preferred Stock and/or Series C Warrants, as applicable.  Furthermore, to the extent certain disputes arise with respect to the Series C Warrants, the required holders (as described above in this paragraph) will have the right to control such disputes to the exclusion of other investors.

In addition, we may issue securities that are on parity with the Series D Preferred Stock with the approval of the holders of a majority of the Series D Preferred Stock then outstanding.  We have an indication of interest from Crede for such number of units that would make Crede both a Significant Buyer and the holder of a majority of our Series D Preferred Stock.  Furthermore, Crede is already the holder of our outstanding warrants, and as such, Crede’s interest may differ from that of other investors in this offering.  The foregoing provisions may result in amendments or waivers to the provisions of the Series D Preferred Stock and/or Series C Warrants that you do not agree with or that may adversely affect your investment or your rights.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock.  Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering.  After giving effect to the sale by us of up to 250,000 units and after deducting estimated offering fees and expenses payable by us, investors in this offering can expect an immediate dilution of $0.30 per share, or 27.5%, at the public offering price, assuming conversion of the Series D Preferred Stock but no exercise of the Series C Warrants.  In addition, in the past, we issued options and warrants to acquire shares of common stock.  To the extent these options are ultimately exercised, you will sustain future dilution.

There is no public market for the Series D Preferred Stock or the Series C Warrants being offered in this offering.

There is no established public trading market for the Series D Preferred Stock or the Series C Warrants being offered in this offering, and we do not expect a market to develop.  In addition, we do not intend to apply for listing the Series D Preferred Stock or the Series C Warrants on any securities exchange.  Without an active market, the liquidity of the Series D Preferred Stock and the Series C Warrants will be limited.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering. If this were to occur, we may be forced to curtail our operations with a loss to investors who purchase securities under this prospectus. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

We are selling the securities offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

We have engaged Dawson James Securities to act as a placement agent in connection with this offering. While Dawson James will use its reasonable best efforts to arrange for the sale of the securities, it is under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby.

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PRICE RANGE OF OUR PUBLICLY TRADED SECURITIES

Our common stock began trading on the NASDAQ Capital Market on February 19, 2013 under the trading symbol “FREE.” Prior to that time, our common stock was traded on the NASDAQ Global Market under the symbol “FREE.”

 The high and low sales prices of our common stock as reported by the NASDAQ Stock Market, for the years, quarters and months indicated, are as follows (adjusted to give effect of our one share for five share reverse stock split that was effective on October 1, 2010, our one share for ten share reverse split that was effective on February 14, 2013 and our one share for five share reverse stock split that was effective on December 2, 2013):

	Common Stock
For the Years Ended:	High	Low
December 31, 2009	$872.50	$292.50
December 31, 2010	397.50	180.50
December 31, 2011	194.50	20.00
December 31, 2012	92.50	3.50
December 31, 2013	29.00	0.85

	Common Stock
For the Quarters Ended:	High	Low
June 30, 2012	$92.50	$31.50
September 30, 2012	33.00	10.50
December 31, 2012	12.00	3.50
March 31, 2013	29.00	3.10
June 30, 2013	7.20	1.70
September 30, 2013	4.65	0.85
December 31, 2013	4.20	1.00
March 31, 2014	2.44	1.55

	Common Stock
For the Months Ended:	High	Low
November 30, 2013	$2.23	$1.43
December 31, 2013	3.10	1.00
January 31, 2014	2.44	1.65
February 28, 2014	2.12	1.55
March 31, 2014	2.33	1.55
April 30, 2014	1.77	1.16

DIVIDEND POLICY

In light of a lower freight environment and a highly challenging financing environment, which has adversely affected our results of operations and our compliance with our debt obligations, our Board of Directors, beginning in February 2009, suspended the cash dividend on our common stock. Our dividend policy will be assessed by our Board of Directors from time to time; however, it is not likely that we will reinstate the payment of dividends until market conditions significantly improve. In addition, our loan agreements do not allow us to pay dividends without the prior written approval of our lenders. Therefore, there can be no assurance that, if we were to determine to resume paying cash dividends, our lenders would provide any required consent.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered under this prospectus, after deducting our estimated offering expenses, including placement agent fees, will be approximately $23.3 million if we sell the maximum amount of units offered hereby.  Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the units offered hereby, which may significantly reduce the amount of proceeds received by us.

We will use approximately $22 million of the net proceeds to eliminate all of our debt obligations to Credit Suisse by closing the transaction contemplated by the term sheet with Credit Suisse described in "Company Information – Recent Developments" herein, and following such closing, we will no longer owe any amounts to Credit Suisse and Credit Suisse will release any and all liens it may have on the assets of the Company and our subsidiaries. Any remaining proceeds will be used for general corporate purposes.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2013:

·	on an actual basis;

·	on a pro forma basis to give effect to our sale of 250,000 shares of Series D Preferred Stock in this offering, and issuance of 22,935,780 shares of common stock upon conversion of the convertible preferred stock, less the placement agent’s fees and our estimated offering expenses, and assuming the convertible preferred stock does not carry an embedded conversion feature.

You should read this table in conjunction with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our consolidated financial statements and the notes thereto as of December 31, 2013, which are incorporated by reference in this prospectus.

	As of December 31, 2013 (unaudited)
	Actual	Pro Forma

Preferred stock, $0.001 par value; 5,000,000 shares authorized; 56,000 Series C Convertible Preferred stock issued and outstanding at December 31, 2013	$—	—

Common stock, $0.001 par value; 250,000,000 shares authorized; 22,753,868 shares issued and outstanding at December 31, 2013; 43,854,804 shares issued and outstanding pro forma;	23	44

Additional paid-in capital	185,009	210,009

Accumulated deficit	(172,239)	(172,239)

Total stockholders’ equity	$12,793	$37,814

The outstanding shares information in the table above excludes:

·	2,800,000 shares of common stock issuable upon the conversion of 56,000 shares of Series C Preferred Stock issued in the financing we entered in November 2013, at a conversion price of $2.00 per share. These shares were issued in January 2014;

·	67,476 shares of common stock issued to Asher on February 6, 2014 upon conversion of $75 principal of a convertible promissory note dated July 29, 2013, plus accrued interest;

·	53,700 shares of common stock issued to Asher on February 7, 2014 upon conversion of the remaining principal of $53.5 convertible promissory note dated July 29, 2013, plus accrued interest;

·	7,500,000 shares of common stock issuable upon the exercise of outstanding warrants issued in the financing we entered in November 2013, at an exercise price of $2.60 per share; and

·	45,871,560 shares of our common stock issuable upon the exercise of warrants to be issued to the investors in this offering, at an exercise price of $1.42 per share (which assumes a final Series D Preferred Stock conversion price of $1.09, the closing bid price of our common stock on May 16, 2014).

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DILUTION

If you invest in the securities being offered by this prospectus, you will suffer immediate and substantial dilution in the net tangible book value per share of common stock.  Our net tangible book value as of December 31, 2013 was approximately $12,793, or approximately $0.56 per share of common stock.  Net tangible book value per share is determined by dividing our net tangible book value, which consists of our total tangible assets less total liabilities, by the number of shares of our common stock outstanding on that date.

Dilution in net tangible book value per share represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.  Without taking into account any other changes in the net tangible book value after December 31, 2013, other than to give effect to our receipt of the estimated proceeds from the sale of 250,000 units in this offering at an offering price of $100.00 per unit, or 22,935,780 shares of common stock issuable upon conversion of the convertible preferred stock at an effective acquisition price of $1.09 (which assumes a final Series D Preferred Stock conversion price of $1.09, the closing bid price of our common stock on May 16, 2014) per share of common stock, less our estimated offering expenses, our net tangible book value as of December 31, 2013, after giving effect to the items above, would have been approximately $36,115, or approximately $0.79 per share of common stock.  This represents an immediate increase of $0.23 in net tangible book value per share to our existing stockholders and an immediate dilution of $0.30 per share to purchasers of securities in this offering.  The following table illustrates this per share dilution:

Assumed public offering price per share (unaudited)		$1.09
Net tangible book value per share as of December 31, 2013	$0.56
Increase in net tangible book value per share attributable to this offering (unaudited)	$0.23
Pro forma net tangible book value per share as of December 31, 2013 (unaudited)		$0.79
Dilution in pro forma net tangible book value per share to new Investors in this offering (unaudited)		$0.30

The above table is based on 22,753,868 shares of our common stock outstanding as of December 31, 2013 (as adjusted 45,689,668 shares of common stock to be issued in this offering), and excludes:

·	2,800,000 shares of common stock issuable upon the conversion of 56,000 shares of Series C Preferred Stock issued in the financing we entered in November 2013, at a conversion price of $2.00 per share. These shares were issued in January 2014;

·	67,476 shares of common stock issued to Asher on February 6, 2014, upon conversion of $75 principal of a convertible promissory note dated July 29, 2013, plus accrued interest;

·	53,700 shares of common stock issued to Asher on February 7, 2014, upon conversion of the remaining principal of $53.5 convertible promissory note dated July 29, 2013, plus accrued interest;

·	7,500,000 shares of common stock issuable upon the exercise of outstanding warrants issued in the financing we entered in November 2013, at an exercise price of $2.60 per share; and

·	45,871,560 shares of our common stock issuable upon the exercise of warrants to be issued to the purchasers in this offering, at an exercise price of $1.42 per share (which assumes a final Series D Preferred Stock conversion price of $1.09, the closing bid price of our common stock on May 16, 2014).

To the extent that any options or warrants are exercised, new options or other equity awards are issued under our equity incentive plan, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

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SELECTED HISTORICAL FINANCIAL INFORMATION AND OTHER DATA

The following summary financial information and data were derived from our audited consolidated financial statements for the years ended December 31, 2013, 2012, 2011, 2010 and 2009. The information is only a summary and should be read in conjunction with our historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated herein by reference. The historical data included below and elsewhere in this prospectus are not necessarily indicative of our future performance.

All amounts in the tables below are in thousands of U.S. dollars, except for share data, per share data and per diem amounts.

	Year Ended December 31,
	2013	2012	2011	2010	2009
Statement of Operations Data:
Operating revenues	$6,074	$14,260	$29,538	$57,650	$57,533
Voyage expenses	(2,669)	(2,835)	(807)	(1,887)	(1,394)
Commissions	(517)	(874)	(1,777)	(3,357)	(3,089)
Vessel operating expenses	(10,865)	(10,868)	(14,563)	(18,607)	(17,813)
Depreciation expense	(5,728)	(5,729)	(8,664)	(15,365)	(16,006)
Amortization of deferred charges	(199)	(988)	(915)	(1,888)	(1,742)
Management fees to a related party	(1,490)	(2,404)	(1,900)	(1,978)	(1,874)
General and administrative expenses	(3,904)	(4,443)	(4,734)	(4,494)	(4,156)
Provision and write-offs of insurance claims and bad debts	(1,215)	(1,675)	(133)	(1,250)	—
Gain on sale of vessel	—	—	1,561	807	—
Vessel impairment loss	(27,455)	(12,480)	(69,998)	(26,631)	—
Impairment of advances for vessels under construction	—	—	(11,717)	—	—
Income / (loss) from operations	$(47,968)	$(28,036)	$(84,109)	$(17,000)	$11,459
Interest and finance costs	(2,381)	(2,583)	(4,003)	(4,375)	(4,323)
Loss on derivative instruments	(40)	(85)	(178)	(465)	(111)
Loss on settlement of liability through stock issuance	(3,914)	—	—	—	—
Gain on settlement of payable	1,149	—	—	—	—
Other income / (expense)	(5,184)	(50)	94	19	(166)
Gain on debt extinguishment	9,633	—	—	—	—
Loss on debt extinguishment	—	(134)	—	—	—
Net income / (loss)	$(48,705)	$(30,888)	$(88,196)	$(21,821)	$6,859
Basic earnings / (loss) per share	$(7.46)	$(184.48)	$(679.99)	$(172.81)	$67.34
Diluted earnings / (loss) per share	$(7.46)	$(184.48)	$(679.99)	$(172.81)	$67.34
Basic weighted average number of shares	6,527,240	167,435	129,701	126,272	101,855
Diluted weighted average number of shares	6,527,240	167,435	129,701	126,272	101,855
Dividends per share	$—	$—	$—	$—	$—

	Year Ended December 31 ,
	2013		2012		2011		2010		2009
Balance Sheet Data:
Current assets, including cash	$15,798	(E)	$35,583	(G)	$52,675	(A)	$27,691	(B)	$22,125
Vessels, net	71,834		75,690		81,419		213,691		270,701
Total assets	87,632		114,359		134,980		250,984		297,321
Total current liabilities, including current portion of long-term debt	74,839	(H)	106,556	(F)	99,861	(D)	29,819	(C)	29,488
Derivative financial instruments, net of current portion	—		—		—		538		684
Long-term debt, including shareholder loans net of current portion	—		—		—		97,437		122,559
Total liabilities	74,839		106,556		99,861		127,794		152,869
Total shareholders’ equity	12,793		7,803		35,119		123,190		144,452

(A)	Includes vessels held for sale in the amount of $45,272.
(B)	Includes a vessel held for sale in the amount of $13,606.
(C)	Includes the estimated loan prepayment amount of $8,760 relating to the vessel held for sale.
(D)	Includes the amounts of long-term debt and interest rate swaps amounting to $88,946 and $760, respectively, classified as current at December 31, 2011.
(E)	Includes vessel held for sale in the amount of $3,465.
(F)	Includes the amounts of long-term debt and interest rate swaps amounting to $89,169 and $2,446, respectively, classified as current at December 31, 2012.
(G)	Includes vessels held for sale in the amount of $32,792.
(H)	Includes the amounts of long-term debt and interest rate swaps amounting to $59,687 and $200, respectively, classified as current as of December 31, 2013.

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	Year Ended December 31 ,
	2013	2012	2011	2010	2009
Other Financial Data:
Net cash provided by (used in) operating activities	$(3,978)	$(2,025)	$4,470	$20,802	$21,391
Net cash provided by (used in) investing activities	—	—	18,422	(2,819)	(11,302)
Net cash provided by (used in) financing activities	11,530	1,723	(26,255)	(20,630)	(7,126)

	Year Ended December 31 ,
	2013	2012	2011	2010	2009
Performance Indicators:
Adjusted EBITDA(1)	$(18,513)	$(7,092)	$5,833	$26,834	$30,337
Fleet Data:
Average number of vessels(2)	7.00	7.02	8.21	9.65	9.35
Ownership days(3)	2,555	2,562	2,998	3,523	3,414
Available days(4)	1,068	2,529	2,960	3,430	3,373
Operating days(5)	887	2,337	2,865	3,329	3,294
Fleet utilization(6)	83.1%	92.4%	97%	97%	98%
Average Daily Results:
Average TCE rate(7)	$3,256	$4,515	$9,408	$15,742	$16,105
Vessel operating expenses(8)	4,252	4,242	4,858	5,282	5,218
Management fees(9)	583	726	634	561	549
General and administrative expenses(10)	1,528	1,494	1,538	1,117	1,073
Total vessel operating expenses(11)	4,835	4,968	5,491	5,843	5,767

(1)	Adjusted EBITDA represents net earnings before taxes, depreciation and amortization, amortization of deferred revenue, back log asset, (gain)/loss on derivative instruments, stock-based compensation expense, vessel impairment loss, impairment of advances for vessels under construction, interest and finance cost net, loss on debt extinguishment, provision and write-offs of insurance claims and bad debts, (gain)/loss on sale of vessel, gain on settlement of payable, loss on settlement of liability through stock issuance and gain on debt extinguishment. Under the laws of the Marshall Islands, we are not subject to tax on international shipping income. However, we are subject to registration and tonnage taxes, which have been included in vessel operating expenses. Accordingly, no adjustment for taxes has been made for purposes of calculating Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure and does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. GAAP, and our calculation of Adjusted EBITDA may not be comparable to that reported by other companies. The shipping industry is capital intensive and may involve significant financing costs. FreeSeas uses Adjusted EBITDA because it presents useful information to management regarding FreeSeas’ ability to service and/or incur indebtedness by excluding items that it does not believe are indicative of its core operating performance, and therefore is an alternative measure of its performance. FreeSeas also believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted EBITDA has limitations as an analytical tool, however, and should not be considered in isolation or as a substitute for analysis of FreeSeas’ results as reported under U.S. GAAP. Some of these limitations are: (i) Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and (ii) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such capital expenditures.

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	Year Ended December 31 ,
	2013	2012	2011	2010	2009
Net income (loss)	$(48,705)	$(30,888)	$(88,196)	$(21,821)	$6,859
Depreciation and amortization	5,927	6,717	9,579	17,253	17,748
Amortization of deferred revenue	—	—	(136)	(1,034)	(81)
Back log asset	—	—	—	—	907
Stock-based compensation expense	42	122	122	559	494
Vessel impairment loss	27,455	12,480	69,998	26,631	—
Impairment of advances for vessels under construction	—	—	11,717	—	—
(Gain) / Loss on derivative instruments	40	85	178	465	111
Interest and finance cost, net of interest income	2,381	2,583	3,999	4,338	4,299
(Gain) on sale of vessel	—	—	(1,561)	(807)	—
Provision and write-offs of insurance claims and bad debts	1,215	1,675	133	1,250	—
Loss on debt extinguishment	—	134	—	—	—
Gain on settlement of payable	(1,149)	—	—	—	—
Loss on settlement of liability through stock issuance	3,914	—	—	—	—
Gain on debt extinguishment	(9,633)	—	—	—	—

Adjusted EBITDA	$(18,513)	$(7,092)	$5,833	$26,834	$30,337

(2)	Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was a part of our fleet during the period divided by the number of calendar days in the period.
(3)	Ownership days are the total number of days in a period during which the vessels in our fleet have been owned by us, including days of vessels in lay-up. Ownership days are an indicator of the size of our fleet over a period and affect both the amount of revenues and the amount of expenses that we record during a period.
(4)	Available days are the number of ownership days less the aggregate number of days that our vessels are off-hire due to major repairs, dry-dockings or special or intermediate surveys or days of vessels in lay-up. The shipping industry uses available days to measure the number of ownership days in a period during which vessels should be capable of generating revenues.
(5)	Operating days are the number of available days less the aggregate number of days that our vessels are off-hire due to any reason, including unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels could actually generate revenues.
(6)	We calculate fleet utilization by dividing the number of our fleet’s operating days during a period by the number of available days during the period. The shipping industry uses fleet utilization to measure a company’s efficiency in properly operating its vessels and minimizing the amount of days that its vessels are off-hire for any unforeseen reasons.
(7)	Time charter equivalent, or TCE, is a non-GAAP measure of the average daily revenue performance of a vessel on a per voyage basis. Our method of calculating TCE is consistent with industry standards and is determined by dividing operating revenues (net of voyage expenses and commissions) by operating days for the relevant period. Voyage expenses primarily consist of port, canal and fuel costs that are unique to a particular voyage, which would otherwise be paid by the charterer under a time charter contract. TCE is a standard shipping industry performance measure used primarily to compare period-to-period changes in a shipping company’s performance despite changes in the mix of charter types (i.e. spot charters, time charters and bareboat charters) under which the vessels may be employed between the periods:

	Year Ended December 31 ,
	2013	2012	2011	2010	2009
Operating revenues	$6,074	$14,260	$29,538	$57,650	$57,533
Voyage expenses and commissions	(3,186)	(3,709)	(2,584)	(5,244)	(4,483)

Net operating revenues	$2,888	$10,551	$26,954	$52,406	$53,050
Operating days	887	2,337	2,865	3,329	3,329

Time charter equivalent daily rate	$3,256	$4,515	$9,408	$15,742	$16,105

(8)	Average daily vessel operating expenses, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance, maintenance and repairs, is calculated by dividing vessel operating expenses by ownership days for the relevant time periods:

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	Year Ended December 31 ,
	2013	2012	2011	2010	2009
Vessel operating expenses	$10,865	$10,868	$14,563	$18,607	$17,813
Ownership days	2,555	2,562	2,998	3,523	3,414

Daily vessel operating expenses	$4,252	$4,242	$4,858	$5,282	$5,218

(9)	Daily management fees are calculated by dividing total management fees (excluding stock-based compensation expense and gain on shares issued to the Manager) paid on ships owned by ownership days for the relevant time period.
(10)	Average daily general and administrative expenses are calculated by dividing general and administrative expenses (excluding stock-based compensation expense and gain on shares issued to the Manager) by ownership days for the relevant period.
(11)	Total vessel operating expenses, or TVOE, is a measurement of our total expenses associated with operating our vessels. TVOE is the sum of vessel operating expense and management fees. Daily TVOE is calculated by dividing TVOE by fleet ownership days for the relevant time period.

OTHER INFORMATION ABOUT THE COMPANY

Additional information regarding our business, assets, loan facilities, legal proceedings, our results of operations, liquidity and capital resources, quantitative and qualitative disclosures about market risk, our directors and executive officers, compensation of management and our directors, security ownership of certain beneficial owners and management, and certain relationships and related transactions, as well as our consolidated financial statements at December 31, 2013, 2012 and 2011 and for the years then ended are incorporated in this prospectus by reference to our Annual Report on Form 20-F for the fiscal year ended December 31, 2013 filed on March 24, 2014. Please see “Incorporation of Certain Information by Reference,” below.

Except as set forth herein, there have been no material changes in our affairs that have occurred since December 31, 2013, that have not been described in our Form 20-F or in a Form 6-K filed under the Exchange Act.

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DESCRIPTION OF CAPITAL STOCK

We have summarized below the material features of our capital stock. This summary is not a complete discussion of our organizational documents and other instruments that create the rights of our shareholders. We urge you to carefully read those documents and instruments. Please see “Where You Can Find Additional Information” for information on how to obtain copies of those documents and instruments.

Our authorized capital stock consists of 250,000,000 shares of common stock, par value, $.001 per share, and 5,000,000 shares of blank check preferred stock, par value, $.001 per share, of which no shares are outstanding. All of our shares of stock must be in registered form.

Common Stock

As of May 16, 2014, 25,675,044 shares of common stock were outstanding out of 250,000,000 shares authorized to be issued.

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to shares of preferred stock that may be issued in the future, holders of shares of common stock are entitled to receive dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock that FreeSeas may issue in the future.

Preferred Stock

As of the date of this prospectus, we are authorized to issue up to 5,000,000 shares of “blank check” preferred stock. Our Board of Directors can determine the rights, designations and preferences of the preferred stock, and authorize the issuance of shares of preferred stock without any further vote or action by our shareholders.

We have entered into a shareholders rights agreement with American Stock Transfer & Trust Company, LLC effective January 14, 2009 and declared a dividend of one purchase right, or a Right, to purchase one one-thousandth of a share of our Series A Participating Preferred Stock, par value $0.001 per share, for each outstanding share of our common stock. The dividend was paid on January 23, 2009 to our shareholders of record on that date. In addition, we authorized the issuance of one Right in respect of each share of common stock that shall become outstanding at any time between January 23, 2009 and the earliest of the “distribution date,” the “redemption date” or the “final expiration date,” as such terms are defined in the shareholders rights agreement, including shares of common stock that become outstanding upon the exercise or conversion of options, warrants or convertible securities as long as they are outstanding on the “distribution date.” Each Right entitles the registered holder, upon the occurrence of certain events, to purchase from us one one-thousandth of a share of Preferred Stock at an exercise price of $90.00, subject to adjustment. The Rights become exercisable under certain circumstances set forth in the shareholders rights agreement.

Other Securities

Warrants

On November 3, 2013, in connection with the Purchase Agreement with Crede, we issued Series A Warrants and Series B Warrants.  The Series A Warrants were initially exercisable for 5,000,000 shares of our Common Stock at an initial exercise price of $2.60 per share and have a 5-year term. The Series B Warrants were initially exercisable for 2,500,000 shares of our Common Stock at an initial exercise price of $2.60 per share and will expire on the one year anniversary of the Initial Closing.

Crede may exercise the Warrants by paying cash or electing to receive a cash payment from us equal to the Black Scholes value of the number of shares Crede elects to exercise. We may elect to treat such request for a cash payment as a cashless exercise of the Warrants so long as (i) we are in compliance in all material respects with our obligations under the transaction documents, (ii) the Registration Statement is effective and (iii) our Common Stock is listed or designated for quotation on an eligible market. In the event that our Common Stock trades at or above $3.25 for a period of 20 consecutive trading days, the average daily dollar volume of our Common Stock equals at least $1 million during such period and various equity conditions are also satisfied during such period, we may, at our election, require Crede to exercise the Warrants for cash.

The exercisability of the Warrants may be limited if, upon exercise, the holder thereof or any of its affiliates would beneficially own more than 9.9% of our Common Stock. The Warrants contain customary weighted-average anti-dilution protection.

Employee Options

None.

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Other Matters

Our Amended and Restated Articles of Incorporation and By-Laws

Our purpose, as stated in section 3.B. of our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or BCA. Our amended and restated articles of incorporation and by-laws do not impose any limitations on the ownership rights of our shareholders.

Under our by-laws, annual shareholders’ meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Republic of the Marshall Islands. Special meetings may be called by the Board of Directors, by our Chairman or by our President. Our Board of Directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.

Directors

Our directors are elected by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. There is no provision for cumulative voting. The Board of Directors has the authority to fix the amounts that shall be payable to the members of our Board of Directors for attendance at any meeting or for services rendered to us. Our by-laws provide, generally, that the vote to authorize a transaction by a director who has a financial interest in such transaction, or is an officer or director of the opposite party to the transaction, will be counted if, the material facts of the relationship or interest have been disclosed, and the transaction is approved by the appropriate number of our disinterested directors or by our shareholders.

Anti-Takeover Provisions of Amended and Restated Articles of Incorporation and By-Laws

Several provisions of our amended and restated articles of incorporation and by-laws and our shareholder rights plan may have anti-takeover effects. These are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control, and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire FreeSeas. These anti-takeover provisions, however, could also discourage, delay or prevent (1) the merger or acquisition of FreeSeas by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent directors and officers. These provisions are summarized below.

Blank Check Preferred Stock

Our Board of Directors has the authority, without any further vote or action by our shareholders, to issue up to 5,000,000 shares of blank check preferred stock. Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of FreeSeas or the removal of our management.

Classified Board of Directors

Our directors serve staggered, three-year terms. Approximately one-third of our directors are elected each year. The classification of the directors could discourage a third party from making a tender offer for our stock or attempting to obtain control of FreeSeas. It could also delay shareholders who do not agree with the policies of the Board of Directors from removing a majority of the Board of Directors for two years.

Supermajority Director Voting Requirement to Change Number of Directors

Our Board of Directors may only change the size of the board by a vote of not less than 66-2/3% of the directors then in office. This provision makes it more difficult to increase the number of directors in an attempt to gain a majority of directors through the addition of more directors.

Election and Removal of Directors

Cumulative voting in the election of directors is not permitted. Our amended and restated by-laws require parties other than the Board of Directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation provide that directors may be removed only for cause and only upon the affirmative vote of either the holders of at least 66-2/3% of our issued and outstanding voting stock or by our Board of Directors. They also require advance written notice of any proposals by shareholders to remove a director. These provisions may discourage, delay or prevent the removal of incumbent directors and/or officers.

Limited Actions by Shareholders

The BCA provides that any action required or permitted to be taken by our shareholders must be done at an annual meeting or special meeting of shareholders or by the unanimous written consent of the shareholders. Our by-laws provide that only our Board of Directors, the Chairman or the President may call special meetings of shareholders. The BCA provides that the business that can be transacted at a special meeting of shareholders must be related to the purpose or purposes stated in the notice of the meeting.

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Other Supermajority Voting Requirements

Our shareholders can make, alter, amend or repeal our by-laws only upon the affirmative vote of 66-2/3% of the outstanding shares of capital stock entitled to vote generally in the election of directors. The provisions of our amended and restated articles of incorporation with respect to directors and our by-laws can only be amended by the affirmative vote of 66-2/3% of the outstanding shares of capital stock entitled to vote generally in the election of directors. Such supermajority voting requirements make these provisions more difficult to change and thus may discourage, delay or prevent the removal of incumbent directors and/or officers.

Shareholder Rights Plan

We have implemented a shareholder rights plan pursuant to which the holders of our common stock receive one right to purchase one one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $90.00, subject to adjustment. The rights become exercisable upon the occurrence of certain change in control events. These anti-takeover provisions and our shareholder rights plan could substantially impede the ability of public shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

Our Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Limitations on Liability and Indemnification of Directors and Officers

Our Amended and Restated By-Laws provide that any person who is or was one of our directors or officers, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by us upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporations Act (Part I of the Associations Law) of the Republic of the Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

DESCRIPTION OF SERIES D CONVERTIBLE PREFERRED STOCK AND SERIES C WARRANTS

The Series D Preferred Stock and the Series C Warrants we are offering will be issued pursuant to the terms of the placement agent agreement between us and Dawson James Securities, pursuant to which the investors will be third-party beneficiaries.  We urge you to review the placement agent agreement, the certificate of designation authorizing the Series D Preferred Stock and the form of Series C Warrant, which are filed as exhibits to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Series D Preferred Stock and Series C Warrants.  The following brief summary of the material terms and provisions of the Series D Preferred Stock and Series C Warrants is subject to, and qualified in its entirety by, the certificate of designation authorizing the Series D Preferred Stock and the form of Series C Warrant.  This prospectus also relates to the offering of the shares of our common stock upon the conversion of the Series D Preferred Stock and exercise of the Series C Warrants issued to the investors in this offering.

Series D Convertible Preferred Stock

We are authorized to issue 250,000 shares of Series D Preferred Stock, par value $0.001 per share, pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed with the Registrar of Corporations of the Republic of the Marshall Islands.  This certificate of designation has been authorized by our board of directors without approval by our stockholders pursuant to the authority vested in the board of directors under our articles of incorporation.

The Series D Preferred Stock will be convertible at the option of the holder at any time into shares of our common stock at a conversion ratio determined by dividing the stated value of the convertible preferred stock, or $100, by the conversion price, which will be the lesser of (i) $1.09 (the closing bid price of our common stock on May 16, 2014) and (ii) the greater of (1) the closing bid price of our common stock on the date immediately prior to the closing of this offering and (2) $0.981. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  The Series D Preferred Stock will also contain customary weighted-average anti-dilution protection for two years after issuance. Subject to limited exceptions, a holder of shares of Series D Preferred Stock will not have the right to convert any portion of its Series D Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 9.9% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

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The Series D Preferred Stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock.

Except as required by law, holders of our Series D Preferred Stock are not entitled to voting rights, except that the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock is required to take certain actions that may adversely affect the rights or preferences of the holders of Series D Preferred Stock, including authorizing any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation, dissolution or winding up of our company senior to, or otherwise pari passu with, the Series D Preferred Stock and increasing the number of authorized shares of Series D Preferred Stock.

We do not intend to list our Series D Preferred Stock on any securities exchange or automated quotation system.

Series C Warrants

The number of Series C Warrants to be issued per unit will be equal to 200% the number of shares of common stock issuable at closing upon conversion of one share of Series D Preferred Stock, rounded up to the nearest whole share. The initial exercise price of the Series C Warrants will be equal to 130% of the conversion price of the Series D Preferred Stock at closing, rounded to the nearest cent. The Series C Warrants will be immediately exercisable at any time after issuance and will terminate on the fifth anniversary of the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

There is no established public trading market for the Series C Warrants, and we do not expect a market to develop. We do not intend to apply to list the Series C Warrants on any securities exchange. Without an active market, the liquidity of the Series C Warrants will be limited.

Holders may exercise the Series C Warrants by paying cash or, at any time 90 days after issuance, electing to receive a cash payment from us equal to a negotiated Black Scholes value of the number of shares the holder elects to exercise. We may elect to treat such request for a cash payment as a cashless exercise of the Warrants so long as, among other equity conditions, (i) we are in compliance in all material respects with our obligations under the transaction documents, (ii) the registration statement that this prospectus is a part of is effective and (iii) our common stock is listed or designated for quotation on an eligible market.

In the event that after the 180 day anniversary of the issuance of the Series C Warrants, our common stock trades at or above a price equal to 125% of the exercise price of the Series C Warrants for a period of 20 consecutive trading days, the average daily dollar volume of our Common Stock equals at least $1 million during such period and various other equity conditions are also satisfied during such period, we may, at our election, require the holders to exercise the Series C Warrants for cash.

Upon the holder’s exercise or exchange of a Series C Warrant, we will issue the shares of common stock issuable upon exercise or exchange of the Series C Warrant within three trading days of our receipt of notice of exercise and, if applicable, payment of the aggregate exercise price.

The shares of common stock issuable on exercise or exchange of the Series C Warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the Series C Warrants, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to 133% of the number of shares of common stock issuable upon exercise or exchange of all outstanding Series C Warrants.

If, at any time a Series C Warrant is outstanding, we consummate any fundamental transaction, as described in the Series C Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series C Warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or exchange of such Series C Warrants would have been entitled upon such consolidation or merger or other transaction. Notwithstanding the foregoing, in connection with a fundamental transaction, at the request of a holder of the Series C Warrants, we will be required to purchase the Series C Warrant from the holder by paying to the holder cash in an amount equal to the Black Scholes value of the Series C Warrant, as described in such warrant.

The exercisability or exchangeability of the Series C Warrants may be limited in certain circumstances if, after giving effect to such exercise or exchange, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the 1993 Act and the rules and regulations promulgated thereunder) more than 9.9% of our total common stock issued and outstanding.

THE HOLDER OF A SERIES C WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE SERIES C WARRANT. THE SERIES C WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE SERIES D PREFERRED STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

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PLAN OF DISTRIBUTION

Placement Agent Agreement

In connection with this offering, we will enter into a placement agent agreement with Dawson James Securities, Inc., pursuant to which Dawson James Securities, Inc. will agree to act as our exclusive placement agent on a best efforts basis in connection with the sale of our units. The placement agent will not purchase or sell any securities offered by us under this prospectus for its own account, nor will it be required to arrange the purchase or sale of any specific number or dollar amount of the securities, but the placement agent will agree to act as our agent and to use its reasonable best efforts to arrange for the sale of all of the securities in this offering. The placement agent may engage selected dealers to assist in the placement of the securities. There is no required minimum number of units that must be sold as a condition to completion of this offering.

The placement agent agreement will provide that the obligations of the placement agent are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. In addition, we will make certain representations and warranties in the placement agent agreement and we will agree to certain covenants in the placement agent agreement.

It is our intent that each purchaser in this offering be an intended third party beneficiary of the representations and warranties we make in the placement agent agreement, as well as for certain of the covenants and agreements we make in the placement agent agreement, in each case as if each purchaser was a party to the placement agent agreement. As an intended third party beneficiary, a purchaser would have the right to enforce the foregoing provisions and to pursue damages that may arise from any breach by us of one or more representations and warranties we make in the placement agent agreement, or the failure by us to comply with one or more of the covenants and agreements made by us in the placement agent agreement that are subject to the third party beneficiary provision. The form of placement agent agreement has been attached to this prospectus as Annex A and has been filed as an exhibit to the registration statement of which this prospectus forms a part and may be reviewed at www.sec.gov.

Notwithstanding our intent, inclusion of a third party beneficiary provision in the placement agent agreement is novel and the legal enforceability of the provision is not certain, and it is possible that a court may not permit purchasers in this offering to enforce the third party beneficiary provision as intended or may not allow purchasers in this offering to seek damages from us thereunder if we breach the representations or warranties in the placement agent agreement or if we fail to honor the covenants and agreements that are subject to the third party beneficiary provision in the placement agent agreement.

For a period of 90 days after closing, we will not be allowed to file any registration statement under the Securities Act of 1933, as amended. In addition, we will be prohibited from issuing additional shares of our common stock or securities convertible into or exercisable for our common stock until 180 days after the closing of this offering. Such prohibition will not apply to, among other issuances, (i) to employees, consultants, directors and officers pursuant to an equity incentive plan approved by our board of directors, not to exceed 3 million shares, (ii) shares issued upon exercise or conversion of securities outstanding as of the closing, (iii) shares issued to the Company’s manager of its fleet, in lieu of cash compensation, and (iv) shares issued solely in exchange for an acquisition of a nautical vessel, provided that such shares do not exceed the greater of 7.5 million shares or $3 million of shares.

Until two years after the closing, we will be prohibited from entering into any transaction to (i) sell any convertible securities at a conversion rate or other price that is generally based on and/or varies with the trading prices of our common stock at any time after the initial issuance of such convertible securities or (ii) sell securities at a future determined price, including, without limitation, an “equity line of credit” or an “at the market offering.”

We currently anticipate that the closing of the sale of the units offered hereby will take place on or about May 28, 2014.

Upon closing, we will deliver to each purchaser delivering funds the number of shares of Series D Preferred Stock and Series C Warrants purchased by such purchaser in electronic format and physical format, respectively.

Fees and Expenses

We will pay the placement agent a fee equal to the sum of 2% of the aggregate purchase price paid by Crede and 5% of the aggregate purchase price paid by all other purchasers introduced to us by the placement agent and its selected dealers, provided that the maximum commission payable hereunder will not exceed 2.6% (or $650,000 assuming the maximum offering is completed). In addition, subject to the limitations set forth in FINRA Rule 5110(f)(K), we will pay the placement agent a cash fee equal to 7% of the cash proceeds received from a cash exercise of the Series C Warrants issued in the offering, if any, provided that the maximum warrant solicitation fee shall not exceed 3.64% of the offering amount or $910,000 assuming the maximum offering is completed.

We will also reimburse the placement agent 0.2% of the offering proceeds, or up to $50,000, for reasonable legal and due diligence fees incurred in the offering (less a $25,000 advance previously made to the placement agent). In addition, we have agreed to pay certain of the placement agent’s expenses relating to the offering, including, but not limited to all expenses incurred in clearing this offering with the Financial Industry Regulatory Authority, or FINRA; and 0.02% of the offering proceeds, or up to $5,000, of the placement agent’s accountable road show expenses.

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $437,000. These total expenses include an estimated $250,000 in expense reimbursement to investors. We have agreed to reimburse any investor in this offering who purchases at least 10,000 units, 1.25% of the purchase price of the units purchased by such investor. Therefore, we have anticipated that 200,000 of the units will be purchased by investors entitled to expense reimbursement, however, this amount may increase or decrease. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent fees and proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth in this prospectus.

Other Matters

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, to advance costs of defense incurred in respect of those liabilities, and to contribute to payments that the placement agent may be required to make in respect of those liabilities.

The placement agent shall be entitled to the same fees as set forth above with respect to any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to us by investors whom the placement agent had introduced to us, but excluding Crede, if such financing is consummated at any time within the 12-month period following this offering.

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The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

Our common stock is traded on Nasdaq under the symbol “FREE.”

The placement agent may distribute this prospectus electronically.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated articles of incorporation and amended and restated by-laws and by the Business Corporations Act of the Republic of the Marshall Islands, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as shareholder “rights” plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction that has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholders’ Meetings

·	Held at a time and place as designated in the by-laws	·	May be held at such time or place as designated in the certificate of incorporation or bylaws, or if not so designated, as determined by the board of directors

·	Special meeting of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or bylaws	·	Special meeting of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or bylaws

·	May be held within or outside the Marshall Islands	·	May be held within or outside Delaware

·	Notice:	·	Notice:

o	Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and, unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose for which the meeting is called	o	Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

o	A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting	o	Written notice shall be given not less than 10 nor more than 60 days before the date of the meeting

Shareholders’ Voting Rights

·	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote	·	Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted

·	Any person authorized to vote may authorize another person to act for him by proxy	·	Any person authorized to vote may authorize another person or persons to act for him by proxy

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·	Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one third of the shares entitled to vote at a meeting	·	For stock corporations, certificate of incorporation or bylaws may specify the number of members necessary to constitute a quorum but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. In the absence of such specifications, a majority of shares entitled to vote at the meeting shall constitute a quorum

·	Once a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders	·	Once a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders

·	The articles of incorporation may provide for cumulative voting in the election of directors	·	The certificate of incorporation may provide for cumulative voting

·	Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a stockholder meeting	·	Any two or more corporations existing under the laws of state may merge into a single corporation pursuant to a board resolution and upon the majority vote by stockholders of each constituent corporation at an annual or special meeting

·	Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting	·	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of a corporation entitled to vote

·	Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation	·	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of stockholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called stockholder meeting

·	Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation or approval of the shareholders is required pursuant to the BCA	·	Any mortgage or pledge of a corporation’s property and assets may be authorized without vote or consent of stockholders, except to the extent that the certificate of incorporation otherwise provides

Directors

·	The board must consist of at least one member	·	The board must consist of at least one member

·	The number of members can be changed by an amendment to the by-laws, by the shareholders, or by action of the board under the specific provisions of a bylaw	·	The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation

·	If the board is authorized to change the number of directors, it can only do so by majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director	·	If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate

·	Any or all of the directors may be removed for cause by vote of the shareholders	·	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides

·	If the articles of incorporation or the by-laws so provide, any or all of the directors may be removed without cause by vote of the shareholders	·	In the case of a classified board, stockholders may effect removal of any or all directors only for cause

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Dissenter’s Rights of Appraisal

·	With limited exceptions, including for the shares of any class or series of stock listed on a securities exchange or admitted for trading on an interdealer quotation system, shareholders have a right to dissent from a merger or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares	·	With limited exceptions, including a merger or consolidation of corporations whose stock is listed on a national securities exchange, in which listed stock is the offered consideration, appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation

·	A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:	·	N/A

o	Alters or abolishes any preferential right of any outstanding shares having preference; or

o	Creates, alters or abolishes any provision or right in respect to the redemption of any outstanding shares; or

O	Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

O	Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class

Shareholder’s Derivative Actions

·	An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of the transaction of which he complains, or that has shares or his interest therein devolved upon him by operation of law	·	In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or such stockholder’s stock must have thereafter devolved upon such stockholder by operation of law

·	A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort	·	Other requirements regarding derivative suits have been created by judicial decision, including that a stockholder may not bring a derivative suit unless he or she first demands that the corporation sue on its own behalf and that demand is refused (unless it is shown that such demand would have been futile)

·	Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands	·	N/A

·	Reasonable expenses including attorney’s fees may be awarded if the action is successful	·	Reasonable expenses including attorney’s fees may be awarded if the action is successful

·	A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and shares have a value of less than $50,000	·	N/A

TAXATION

The following is a discussion of the material Marshall Islands and United States federal income tax consequences relevant to a U.S. Holder, as defined below, of our common stock. This discussion does not purport to deal with the tax consequences of owning common stock to all categories of investors, some of which, such as dealers in securities, investors whose functional currency is not the United States dollar, and investors that own, actually or under applicable constructive ownership rules, 10% or more of the voting power of our stock, may be subject to special rules. This discussion deals only with U.S. Holders that hold the common stock as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under United States federal, state, local or foreign law of the ownership of common stock. The discussion is not intended, and should not be construed, as legal or professional tax advice and does not exhaust all possible tax considerations.

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Marshall Islands Tax Consequences

We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our stockholders provided such stockholders are not residents of the Marshall Islands. Holders of our common stock who are not residents of, domiciled in, or carrying on any commercial activity in the Marshall Islands will not be subject to Marshall Islands tax on the sale or other disposition of our common stock.

United States Federal Income Tax Consequences

The following are the material United States federal income tax consequences to us of our activities and to U.S. Holders and Non-U.S. Holders, each as defined below, of the ownership and disposition of our common stock. The following discussion of United States federal income tax matters is based on the United States Internal Revenue Code of 1986, as amended, or the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, all of which are subject to change, possibly with retroactive effect. This discussion below is based, in part, upon Treasury Regulations promulgated under Section 883 of the Code, and in part, on the description of our business as described in “About Our Company” above and assumes that we conduct our business as described in that section.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF OUR COMMON STOCK ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUERS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Taxation of Operating Income: In General

Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a shipping pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States, exclusive of certain U.S. territories and possessions, constitutes income from sources within the United States, which we refer to as “U.S.-Source Gross Transportation Income” or “USSGTI.”

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. U.S. law prohibits us from engaging in transportation that produces income considered to be 100% from sources within the United States.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

In the absence of exemption from tax under Section 883, our USSGTI would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 of the Code, we will be exempt from United States federal income taxation on our U.S.-source shipping income if:

·	we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States;

·	we satisfy one of the following ownership tests (discussed in more detail below): (1) more than 50% of the value of our stock is owned, directly or indirectly, by “qualified shareholders,” which includes persons (i) who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, and (ii) who comply with certain documentation requirements, which we refer to as the “Qualified Shareholder Ownership Test,” or (2) our stock is primarily and regularly traded on one or more established securities markets in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test;” and we are not considered “closely held,” which we refer to as the “Closely-Held Test;” and

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·	we meet certain substantiation, reporting and other requirements.

The Republic of the Marshall Islands, the jurisdiction where we and our ship-owning subsidiaries are incorporated, grants “equivalent exemptions” to United States corporations. Therefore, we should meet the first requirement for the Section 883 exemption. Additionally, we intend to comply with the substantiation, reporting and other requirements that are applicable under Section 883 of the Code. As a result, qualification for the Section 883 exemption will turn primarily on our ability to satisfy the second requirement enumerated above.

Since the 2007 tax year, we have claimed the benefits of the Section 883 tax exemption for our ship-owning subsidiaries on the basis of the Publicly-Traded Test. For 2014 and subsequent tax years, we anticipate that we will need to satisfy the Publicly-Traded Test in order to qualify for benefits under Section 883. While we expect to satisfy the Publicly-Traded Test for such years, there can be no assurance in this regard. Our ability to satisfy the Publicly-Traded Test is discussed below.

The regulations provide, in pertinent part, that the stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that are traded during the tax year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common stock, our sole class of issued and outstanding stock, is “primarily traded” on the NASDAQ Capital Market.

Under the regulations, our stock will be considered to be “regularly traded” if one or more classes of our stock representing 50% or more of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and by total combined value of all classes of stock, are listed on one or more established securities markets, which we refer to as the “listing threshold.” Our common stock, our sole class of issued and outstanding stock, is listed on the NASDAQ Capital Market, and accordingly, we will satisfy this listing requirement.

The regulations further require that with respect to each class of stock relied upon to meet the listing requirement: (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the tax year or 1/6 of the days in a short tax year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short tax year. We believe we will satisfy the trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as we expect to be the case with our common stock, such class of stock is traded on an established market in the United States, and such class of stock is regularly quoted by dealers making a market in such stock. While we anticipate that we will satisfy the trading frequency and trading volume tests, satisfaction of these requirements is outside of our control and hence, no assurances can be provided that we will satisfy the Publicly-Traded Test each year.

In addition, even if the “primarily traded” and “regularly traded” portions of the Publicly-Traded Test described above are satisfied, the Closely-Held Test provides, in pertinent part, that a class of stock will not be considered to be “regularly traded” on an established securities market for any tax year in which 50% or more of the vote and value of the outstanding shares of such class of stock are owned, actually or constructively under specified stock attribution rules, on more than half the days during the tax year by persons who each own directly or indirectly 5% or more of the vote and value of such class of stock, who we refer to as “5% Shareholders.” For purposes of being able to determine our 5% Shareholders under the Closely-Held Test, the regulations permit us to rely on Schedule 13G and Schedule 13D filings with the Securities and Exchange Commission. The regulations further provide that an investment company that is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for purposes of the Closely-Held Test.

In the event the Closely-Held Test is triggered, the regulations provide that the Closely-Held Test will nevertheless not apply if we can establish that among the closely-held group of 5% Shareholders, sufficient shares are owned by those of our 5% Shareholders that are considered to be “qualified shareholders” (within the meaning of the regulations) to preclude non-qualified 5% Shareholders in the closely-held group from owning 50% or more of the value of such class of stock for more than half of the days during the tax year, which we refer to as the exception to the Closely-Held Test. Establishing such qualification and ownership by our direct and indirect 5% Shareholders will depend on their meeting the requirements of one of the qualified shareholder tests set out under the regulations applicable to 5% Shareholders and compliance with certain ownership certification procedures by each intermediary or other person in the chain of ownership between us and such qualified 5% Shareholders. Further, the regulations require, and we must certify, that no person in the chain of qualified ownership of shares relied on by us to qualify for exemption holds those shares in bearer form.

As of the date of this Registration Statement there are no 5% shareholders who, collectively, own 50% of more of our stock and we do not expect to have any such shareholders in the foreseeable future. Accordingly, as long we comply with substantiation, reporting and other requirements, we should not be prevented by the Closely-Held Test from meeting the Publicly-Traded test. However, the ability to avoid application of the Closely-Held Test is outside our control, and, as a result, there can be no assurance regarding whether we will satisfy the Publicly-Traded Test for any year. For this and other reasons, there can be no assurance that we or any of our subsidiaries will qualify for the benefits of Section 883 of the Code for any year.

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Taxation in Absence of Exemption

To the extent the benefits of Section 883 are unavailable, our USSGTI, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, otherwise referred to as the “4% Tax.” Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 exemption are unavailable, and our USSGTI is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to the 30% “branch profits” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of a U.S. trade or business.

Our U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

·	We have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

·	substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States or, in the case of income from the leasing of a vessel, is attributable to a fixed place of business in the United States.

We do not have a fixed place of business in the United States, and we do not intend to have, or permit circumstances that would result in having, any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be “effectively connected” with the conduct of a U.S. trade or business.

United States Taxation of Gain on Sale of Vessels

If we qualify for the Section 883 exemption, then gain from the sale of any vessel may be exempt from tax under Section 883. Even if such gain is not exempt from tax under Section 883, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, assuming that we are not, and have never been, engaged in a U.S. trade or business. Under certain circumstances, if we are so engaged, gain on the sale of vessels could be subject to U.S. federal income tax.

United States Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of common stock that is a United States citizen or resident, United States corporation or other United States entity taxable as a corporation, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common stock, you are encouraged to consult your tax advisor.

Distributions. Subject to the discussion of passive foreign investment companies (or “PFICs”) below, any distributions made by us with respect to our common stock will generally be taxable as dividend income to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in his or her common stock on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a United States corporation, U.S. Holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to our common stock will generally be treated as passive category income or, in the case of certain types of U.S. Holders, general category income for purposes of computing allowable foreign tax credits for United States foreign tax credit purposes.

Dividends paid on our common stock to a U.S. Holder who is an individual, trust or estate, which we refer to as a “U.S. Individual Holder,” will generally be treated as “qualified dividend income” that is taxable to such a U.S. Individual Holder at preferential tax rates provided that (1) we are not a passive foreign investment company for the tax year during which the dividend is paid or the immediately preceding tax year (which we do not believe we are, have been or will be), (2) our common stock is readily tradable on an established securities market in the United States (such as the NASDAQ Capital Market), and (3) the U.S. Individual Holder has owned the common stock for more than 60 days in the 121-day period beginning 60 days before the date on which the common stock becomes ex-dividend. There is no assurance that any dividends paid on our common stock will be eligible for these preferential rates in the hands of a U.S. Individual Holder. Any distributions treated as dividends paid by us that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder. Dividends paid by us to a U.S. Individual Holder are subject to the Net Investment Income Tax (generally, a tax of 3.8% on dividends, interest, and other investment income) provided that the U.S. Individual Holder’s “modified adjusted income” exceeds a designated threshold. Each U.S. Individual Holder should consult his or her own tax advisor to determine the applicability of the Net Investment Income Tax.

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Special rules may apply to any “extraordinary dividend” generally, a dividend in an amount which is equal to or exceeds ten percent of a stockholder’s adjusted basis (or fair market value in certain circumstances) in a share of our stock paid by us. If we pay an “extraordinary dividend” on our stock that is treated as “qualified dividend income,” then any loss derived by a U.S. Individual Holder from the sale or exchange of such stock will be treated as long-term capital loss to the extent of such dividend.

Sale, Exchange or Other Disposition of Common Stock. Assuming we do not constitute a passive foreign investment company for any tax year, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such stock. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Passive Foreign Investment Company Status and Significant Tax Consequences. Special United States federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a passive foreign investment company for United States federal income tax purposes. In general, we will be treated as a passive foreign investment company with respect to a U.S. Holder if, for any tax year in which such holder held our common stock, either:

·	at least 75% of our gross income for such tax year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

·	at least 50% of the average value of the assets held by the corporation during such tax year produce, or are held for the production of, passive income.

For purposes of determining whether we are a passive foreign investment company, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a U.S. trade or business. We may own, directly or indirectly, interests in other entities that are passive foreign investment companies, or subsidiary PFICs. If we are a passive foreign investment company, each U.S. Holder will be treated as owning its pro rata share by value of the stock of any such subsidiary PFICs.

Based on the rules governing PFICs and our current operations and future projections, we do not believe that we are, nor do we expect to become, a passive foreign investment company with respect to any tax year.Under IRS regulations the rental income that we derive from our shipping operations is not passive income if we regularly and directly perform active and substantial marketing, remarketing, management and operational functions with respect to the leasing of our vessels, which we do. Under a safe harbor rule contained in IRS regulations (applicable, among other circumstances, to vessels that are located outside the United States for more than 50% of the time during any taxable year, as our vessels are), the rental income we derive from our shipping operations is not passive income as long as our “active leasing expenses” (as defined in the regulations) equal or exceed 10% of our “adjusted leasing profit” (also as defined in the regulations). We believe that we met this safe harbor test during 2013 and we have no reason to believe that we will not meet it in future years. Accordingly, under the current IRS rules defining passive income, as applied to the conduct of our business, we do not believe that we are or will become a PFIC.

Nonetheless, the law governing the characterization of the income of companies like us is somewhat unsettled: for example, in a 2009 decision involving the deductibility of commissions (but not involving the PFIC rules), a U.S. appeals court held that the right of a customer to direct the destination and itinerary of a voyage that was otherwise under the operational control of the vessel’s owner required that the charter income earned by the owner be characterized as rental income rather than income from the provision of services (a position which the Internal Revenue Service does not agree with). We believe that, whether or not this decision is correct, subsequent developments in the law specifically applicable to PFICs renders it irrelevant in determining our status as a PFIC. However, to date no court has held that this decision is irrelevant to determining the character of income for purposes of the PFIC rules.

We therefore expect to conduct our affairs in a manner that, under IRS regulations, prevents us from being classified as a PFIC with respect to any tax year. It should be noted, however, that such classification depends on the facts as they exist in each year and we cannot assure you that the nature of our operations will not change in the future in a manner that would result in our being classified as a PFIC. Accordingly, we describe below the tax consequences to a U.S. Holder of our being classified as a PFIC.

If we are determined to be a PFIC for any tax year (or portion thereof) that is included in the holding period of a U.S. Holder of our common stock, and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for our first tax year as a PFIC in which the U.S. Holder held (or was deemed to hold) common stock, as described below, such holder generally will be subject to special rules with respect to:

·	any gain recognized by the U.S. Holder on the sale or other disposition of its common stock; and

·	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a tax year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the common stock during the three preceding tax years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the common stock).

Under these rules,

·	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the common stock;

·	the amount allocated to the U.S. Holder’s current tax year and any tax years in the U.S. Holder’s holding period before the first day of our first tax year in which we are a PFIC, will be taxable as ordinary income;

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·	the amount allocated to other tax years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

·	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other tax year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder will avoid the PFIC tax consequences described above in respect to our common stock by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the tax year of the U.S. Holder in which or with which our tax year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held our common stock while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first tax year as a PFIC in which the U.S. Holder owns (or is deemed to own) our common stock, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any tax year of ours that ends within or with a tax year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our tax years in which we are a PFIC, and the U.S. Holder owns (or is deemed to hold) our common stock, the PFIC rules discussed below will continue to apply to such shares unless the holder makes a purging election, as described below, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

If a U.S. Holder has made a QEF election with respect to our common stock, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first tax year as a PFIC in which the U.S. Holder owns (or is deemed to own) such shares or a purge of the PFIC taint pursuant to a purging election, as described below), any gain recognized on the sale of our common stock generally will be taxable as capital gain, and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult with their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any tax year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder, at the close of its tax year, owns shares in a PFIC that are treated as “marketable stock”, the U.S. Holder may make a mark-to-market election with respect to such shares for such tax year. If the U.S. Holder makes a valid mark-to-market election for the first tax year of the U.S. Holder in which the U.S. Holder owns (or is deemed to hold) common stock in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its common stock. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its common stock at the end of its tax year over the adjusted basis in its common stock. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its common stock over the fair market value of its common stock at the end of its tax year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its common stock will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the common stock will be treated as ordinary income. The mark-to-market election is available only if our common stock is treated as marketable stock. If our common stock is listed on the NASDAQ Capital Market and is regularly traded on such market in accordance with applicable Treasury Regulations, our common stock will be treated as “marketable stock” for this purpose. U.S. Holders are advised to consult with their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our common stock under their particular circumstances.

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If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower- tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are advised to consult with their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any tax year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders are advised to consult with their tax advisors concerning the application of the PFIC rules (and the QEF and mark-to-market elections) to our common stock under their particular circumstances.

United States Federal Income Taxation of “Non-U.S. Holders”

A beneficial owner of common stock that is not a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

Dividends on Common Stock. Non-U.S. Holders generally will not be subject to United States federal income tax or withholding tax on dividends received from us with respect to our common stock, unless that income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of a United States income tax treaty with respect to those dividends, that income is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Common Stock. Non-U.S. Holders generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our common stock, unless:

·	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of an income tax treaty with respect to that gain, that gain is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or

·	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the tax year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a United States trade or business for United States federal income tax purposes, the income from the common stock, including dividends and the gain from the sale, exchange or other disposition of the stock that is effectively connected with the conduct of that trade or business will generally be subject to regular United States federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, if you are a corporate Non-U.S. Holder, your earnings and profits that are attributable to the effectively connected income, which are subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements. Such payments will also be subject to backup withholding tax if you are a non-corporate U.S. Holder and you:

·	fail to provide an accurate taxpayer identification number;

·	are notified by the Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

·	in certain circumstances, fail to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY, as applicable.

If you sell your stock to or through a United States office or broker, the payment of the proceeds is subject to both United States backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or you otherwise establish an exemption. If you sell your stock through a non-United States office of a non-United States broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, United States information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made to you outside the United States, if you sell your stock through a non-United States office of a broker that is a United States person or has some other contacts with the United States.

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Backup withholding tax is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

We encourage each stockholder to consult with his, her or its own tax advisor as to particular tax consequences to it of holding and disposing of our shares, including the applicability of any state, local or foreign tax laws and any proposed changes in applicable law.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with this distribution, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and are not expressed in thousands of dollars.

SEC Registration Fee	$11,699.55
Legal Fees and Expenses	$400,000.00
Accounting Fees and Expenses	$10,000.00
Miscellaneous, including clerical, administrative, printing, edgarizing, general and internal expenses	$15,000.00
Total	$436,699.55

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Reeder & Simpson, P.C., special Marshall Islands counsel for FreeSeas. Sichenzia Ross Friedman Ference LLP is acting as counsel to FreeSeas connection with United States securities laws. Certain legal matters will be passed upon for the placement agent by Schiff Hardin LLP, Washington, DC.

EXPERTS

The consolidated financial statements of FreeSeas Inc. at December 31, 2013, 2012 and 2011, and for the years then ended, incorporated herein by reference have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about FreeSeas’ ability to continue as a going concern as described in Note 3 to the consolidated financial statements) incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form F-1 with the SEC in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions.

We also file annual and others reports and other information with the SEC. You may read and copy any report or document we file, and the registration statement, including the exhibits, may be inspected at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC- 0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

Quotations for the price of our common stock currently appear on the NASDAQ Capital Market.

As a “foreign private issuer,” we are exempt from the rules under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prescribing the furnishing and content of proxy statements to shareholders. Although we have opted out of the NASDAQ rules requiring NASDAQ-listed companies to provide proxy statements to shareholders, we currently expect to continue to furnish proxy statements to our shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Except as set forth below, the SEC file number for the documents incorporated by reference in this prospectus is 001-51672.

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We have filed the following documents with the SEC and it is incorporated herein by reference as of its date of filing:

·	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, as filed with the SEC on March 24, 2014; and

·	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 15, 2005.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by accessing our website at www.freeseas.gr under the “Investor Relations” tab, or by writing or telephoning us using the following contact information:

Dimitris Papadopoulos, Chief Financial Officer

10, Eleftheriou Venizelou Street (Panepistimiou Ave.)

106 71, Athens, Greece

Telephone: +30-210-4528770

Email: dp@freeseas.gr

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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ANNEX A

 PLACEMENT AGENT AGREEMENT

May ______, 2014

Dawson James Securities, Inc.

1 North Federal Highway

Boca Raton, Florida 33432

Ladies and Gentlemen:

This letter (the “Agreement”) constitutes the placement agent agreement between FreeSeas, Inc., a Marshall Islands corporation (the “Company”) and Dawson James Securities, Inc. (the “Placement Agent”) pursuant to which Dawson shall serve as the exclusive placement agent (the “Services”) for the Company, on a best efforts basis, in connection with the proposed offer and placement (the “Offering”) by the Company of its securities (the “Securities”). The Company and Dawson shall mutually agree to the terms of the Offering and the Securities, and nothing in this Agreement may be construed to suggest that Dawson would have the power or authority to bind the Company or an obligation for the Company to issue any Securities or complete the Offering. The Company expressly acknowledges and agrees that Dawson’s obligations hereunder are on a reasonable best “efforts basis” only and that the execution of this Agreement does not constitute a commitment by Dawson to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Dawson placing the Securities.

1.          Appointment of Placement Agent & the Description of the Offering.

(a)          The Company hereby agrees to appoint the Placement Agent as its exclusive placement agent, and the Placement Agent agrees to serve as the exclusive placement agent, in connection with an issuance and sale of the Securities to be offered and sold by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “1933 Act”) on Form F-1 (File No. 333-195166). The timing and terms of such offering (the “Offering”) will be subject to market conditions, the receipt of necessary regulatory clearances, and negotiations between the Company and the Placement Agent. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the Offering. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering (as defined below). The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase any Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part.

(b)          The term of the Placement Agent’s exclusive engagement will commence upon the execution of this Agreement and will terminate at the earlier of the closing of the Offering or 11:59 p.m. (New York Time) on May 31, 2014 (the “Exclusive Term”).

(c)          Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with any Persons (as defined below). As used in this Agreement: (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the 1933 Act.

(d)          The Securities to be offered directly to various investors (each, an “Investor” and, collectively, the “Investors”) in the Offering may include but are not limited to a series of preferred stock designated as the “Series D Convertible Preferred Stock” (the “Preferred Stock”), the shares of Common Stock (as defined below) issuable upon conversion of the Preferred Stock (the “Conversion Shares”), warrants to purchase Common Stock (the “Warrants”) and the shares of Common Stock issuable upon exercise or exchange of the Warrants (the “Warrant Shares”). The Securities offered to the Investors shall be offered to all Investors on the same terms and conditions.

A-1

(e)          Subject to the terms and conditions hereof, payment of the purchase price for the Securities to be offered in the Offering and delivery of such Securities shall be made at one closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”).

(f)          Under no circumstances will the Placement Agent or any of its Affiliates be obligated to purchase any of the Securities for its own account.

(g)          On the Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i)          A cash fee equal to 5% of the aggregate gross proceeds received by the Company from the sale of the Securities; provided that notwithstanding the foregoing, the parties agree that solely with respect to the party or parties set forth on Annex A, the cash fee payable shall be equal to 2% of the aggregate gross proceeds received by the Company from the sale of the Securities, subject to a maximum of 2.6% of the Offering proceeds, or $650,000 if the maximum Offering is completed.

(ii)         Subject to the limitations set forth in Financial Industry Regulatory Authority (“FINRA”) Rule 5110(f)(K), a cash fee equal to 7% of the cash proceeds received from a cash exercise of the Warrants, subject to a maximum of 3.64% of the Offering proceeds, or $910,000 if the maximum Offering is completed.

(iii)        Reimbursement of certain expenses incurred by the Placement Agent in connection with the Offering and specified in Section 6 hereof.

2.          Representations and Warranties of the Company. As of the date and time of the execution of this Agreement and as of the Closing Date, the Company represents and warrants to the Placement Agent and to each of the Investors as follows in this Section 2:

(a)          Organization and Qualification. Each of the Company and each of its Subsidiaries (as defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents (as defined below) or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. Other than the Persons set forth on Schedule 2(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns a majority of the outstanding capital stock or holds a majority of equity or similar interest of such Person or (II) controls or operates all or any material part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to in this Agreement as a “Subsidiary.”

A-2

(b)          Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Preferred Stock and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and (other than the filing with the SEC of one or more prospectuses or prospectus supplements and any other filings as may be required by any state securities agencies (collectively, the “Required Approvals”)) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body of the Company. This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Warrants, the Certificate of Designation and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)          Issuance of Securities. The issuance of the Preferred Stock and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 133% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Preferred Stock (assuming for purposes hereof that the Preferred Stock is convertible at the Conversion Price (as defined in the Certificate of Designation) and without taking into account any limitations on the conversion of the Preferred Stock set forth in the Certificate of Designation), and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). The issuance of the Conversion Shares is duly authorized, and upon conversion of the Preferred Stock in accordance with the Certificate of Designation, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance of the Warrant Shares is duly authorized, and upon exercise in accordance with the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders of the Warrant Shares being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities has been registered under the 1933 Act, the Securities will be issued pursuant to the Registration Statement (as defined below) and all of the Securities will be freely transferable and freely tradable by each of the Investors without restriction. Prior to the Closing Date, the Registration Statement will be effective and available for the issuance of the Securities thereunder and the Company will not have received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder and as contemplated by the other Transaction Documents. Upon receipt of the applicable Securities, each Investor will have good and marketable title to the applicable Securities. “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(d)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock, the Warrants, the Conversion Shares and Warrant Shares and the reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below) (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, or Bylaws (as defined below), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, other than, in the case of clause (ii) above, such conflicts, defaults or rights that could not reasonably be expected to have a Material Adverse Effect.

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(e)          Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing of the Required Approvals), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f)          Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares may increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Preferred Stock and the Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants is absolute and unconditional (other than the conditions set forth in this Agreement, in the Certificate of Designation and in the Warrants), regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(g)          Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Investor’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(h)          SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC” or “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of (i) the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein and (ii) the Registration Statement, being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Placement Agent true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude the footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Placement Agent or any of the Investors which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

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(i)          Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 20-F, except as disclosed in the SEC Documents filed subsequent to such Form 20-F, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole. Since the date of the Company’s most recent audited financial statements contained in a Form 20-F, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets outside of the ordinary course of business or (iii) made any capital expenditures outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, are not, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). “Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(j)          No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or could reasonably be expected to occur or exist, with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise) that (i) would be required to be disclosed by the Company under applicable laws on a registration statement on Form F-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock to the holders of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Investor’s investment in the Company contemplated by this Agreement or (iii) could have a Material Adverse Effect.

(k)          Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the SEC Documents, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since January 1, 2013, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as disclosed in the SEC Documents, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(l)          Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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(m)          Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the SEC thereunder.

(n)          Transactions With Affiliates. Except as disclosed in the SEC Documents, none of the officers, directors, employees or affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(o)          Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 250,000,000 shares of Common Stock, of which 25,675,044 are issued and outstanding and 12,750,000 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Preferred Stock and the Warrants) and (ii) 5,000,000 shares of preferred stock, none of which are issued and outstanding. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. 2,519,297 shares of the Company’s issued and outstanding Common Stock on the date hereof are owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. Except as disclosed on Schedule 3(o), to the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). (i) None of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) except as disclosed in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) except as disclosed in the SEC Documents, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) except as disclosed in the SEC Documents, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) except as disclosed in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) except as disclosed in the SEC Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Placement Agent true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof. “Convertible Securities” means any capital stock, note, debenture or other security of the Company or any of its Subsidiaries that is, or may become, at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock, note, debenture or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

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(p)          Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries (i) except as disclosed in the SEC Documents, has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) except as disclosed in the SEC Documents, is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) except as disclosed in the SEC Documents, is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)          Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ executive officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its Subsidiaries. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or executive officer of the Company or any of its Subsidiaries. The SEC has not issued any active stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act, including, without limitation, the Registration Statement.

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(r)          Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(s)          Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t)          Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and have good and marketable title to all personal property, owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except as disclosed in the Registration Statement and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(u)          Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)         Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(w)          Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(x)          Tax Status. Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(y)          Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries, that has not been cured or otherwise resolved prior to the date hereof. There are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company.

(z)          Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(aa)         Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

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(bb)         Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(cc)         U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Preferred Stock remains outstanding or Warrants remain unexercised, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon any Investor’s request.

(dd)         Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ee)         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ff)         Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(gg)         Public Utility Holding Act. Neither the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(hh)         Federal Power Act. Neither the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(ii)         Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). Except as disclosed in the SEC Documents, the Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing.

(jj)         Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge (after reasonable inquiry of its executive officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

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(kk)         Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(ll)         Securities Law Filings. A registration statement on Form F-1 (File No. 333-195166) (the “Registration Statement”) in respect of the Securities has been filed with the Commission; prior to the Closing, the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Placement Agent, has been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the Offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the 1933 Act, which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the 1933 Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act and deemed by virtue of Rule 430A under the 1933 Act to be part of the Registration Statement at the time it was declared effective, each as amended at the time such part of the Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the “Prospectus”. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), which were or are filed under the 1934 Act, at any given time, as the case may be.

(mm)         Assurances. The Registration Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the 1933 Act and the applicable rules and regulations thereunder (“Rules and Regulations”) and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Prospectus and the Preliminary Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the 1934 Act and the applicable rules and regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Registration Statement), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. Except for this Agreement, the Certificate of Designation and the form of Warrant there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the 1933 Act or (y) will not be filed within the requisite time period. Except for this Agreement, there are no contracts or other documents required to be described in the Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the 1933 Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the 1933 Act and the Rules and Regulations.

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(nn)         Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the Offering.

(oo)         Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent and Investors as to the matters set forth therein.

(pp)         Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(qq)         FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

(rr)         Disclosure. All disclosure provided to the Placement Agent regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.

(ss)         Acknowledgment Regarding Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Investor is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by an Investor or any of its representatives or agents in connection with any of the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities.

(tt)         Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(uu)         No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

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(vv)         Reliance. The Company acknowledges that the Placement Agent and each Investor will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

3.          Delivery and Payment. The Closing shall occur at such place as shall be agreed upon by the Placement Agent and the Company. In the absence of an agreement to the contrary, the Closing shall take place at the offices of Schiff Hardin LLP, 901 K Street, NW, Suite 700, Washington, DC 20001. Subject to the terms and conditions hereof, at the Closing payment of the purchase price for the Securities sold on such Closing Date (net of any commissions or reimbursements payable by the Company pursuant to this Agreement) shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least two business days before the time of purchase (as defined below). Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Schiff Hardin, LLP, 901 K Street, NW, Suite 700, Washington, DC 20001 on the Closing Date. On the Closing Date, certificates representing the Preferred Stock and Warrants to which the Closing relates shall be delivered to the Placement Agent or through such other means as the parties may hereafter agree. All actions taken at the Closing shall be deemed to have occurred simultaneously.

4.          Certain Covenants and Agreements of the Company. The Company further covenants to the Placement Agent and to each of the Investors as follows:

(a)          Registration Matters. To prepare the Prospectus in a form approved by the Placement Agent and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the earlier to occur of (x) the Commission’s close of business on the second business day following the execution and delivery of this Agreement and (y) 8:30 a.m. (New York time) on the Closing Date, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date which shall be disapproved by the Placement Agent promptly after reasonable notice thereof; to advise the Placement Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Placement Agent with copies thereof; if eligible for such use, to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act; to advise the Placement Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus in respect of the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)          Qualification. Promptly from time to time to take such action as the Placement Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Placement Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the Offering. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply in all material respects with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Investors.

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(c)          Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares and Warrant Shares upon each trading market and national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (so that all such Conversion Shares and Warrant Shares may be traded on the foregoing) (but in no event later than the Closing Date) and shall maintain such listing or designation for quotation (as the case may be) of all the Conversion Shares and Warrant Shares on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or designation for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market or the Nasdaq Global Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this section.

(d)          Amendments and Supplements to a Prospectus Supplement and Other Matters. The Company will comply with the 1933 Act and the 1934 Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the issuance and sale of the Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the issuance and sale of Securities contemplated by the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Registration Statement or Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent, an appropriate amendment to the Registration Statement or supplement to the Registration Statement or Prospectus that is necessary in order to make the statements in the Registration Statement and Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects.

(e)          Free Writing Prospectus. The Company covenants that it will not, unless it provides notice to the Placement Agent, make any offer relating to the Securities that would constitute an a “free writing prospectus” (as defined in Rule 405 of the 1933 Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act (a “Permitted Free Writing Prospectus”).

(f)          Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Preferred Stock and Warrants.

(g)          Earnings Statement. To make generally available to its securityholders (which may be satisfied by filing with the Commission's Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company complying with Section 11(a) of the 1933 Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h)          Reporting Status. Until the date on which none of the Warrants is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(i)          Reservation of Shares. So long as any of the shares of Preferred Stock or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 133% of (i) the maximum number of shares of Common Stock then issuable upon conversion of all the shares of Preferred Stock and without regard to any limitations on the conversion of any of the Preferred Stock set forth in the Certificate of Designation) and (ii) the maximum number of Warrant Shares issuable upon exercise or exchange of all the Warrants (without regard to any limitations on the exercise of the Warrants set forth therein).

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(j)          Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(k)          Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(l)          Corporate Existence. So long as any shares of Preferred Stock or Warrants are outstanding, the Company shall not be party to any Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(m)          No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in violation of the 1934 Act or rules thereunder.

(n)          Additional Registration Statements. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the 90th day after the Closing, the Company shall not file any registration statement under the 1933 Act relating to any securities of the Company, without the prior written consent of the Required Holders (as defined in the Warrants).

(o)          Additional Issuance of Securities. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the 180th day after the Closing (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any debt, any preferred stock or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”) without the prior written consent of the Required Holders (as defined in the Warrants). Notwithstanding the foregoing, this Section 4(o) shall not apply in respect of the issuance of any Excluded Securities (as defined in the Certificate of Designation).

(p)          Special Restrictions on Transactions. Until the two (2) year anniversary of the Closing, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction without the prior written consent of the Required Holders. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at the market offering”) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Investor shall be entitled to obtain injunctive relief against the Company and its Subsidiaries (as applicable) to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(q)          Material Information. From and after the time which the Registration Statement is declared effective by the SEC, the Company shall have publicly disclosed all material, non-public information (if any) regarding the Company or any of its Subsidiaries delivered to any of the Investors by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.

(r)          Restriction on Redemption and Cash Dividends. So long as any shares of Preferred Stock are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Investors.

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(s)          Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent's prior written consent.

5.          Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder, and the obligation of each Investor to purchase Preferred Stock and Warrants from the Company, shall be subject to the accuracy of each representation and warranty on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of the Closing Date as though originally made on the Closing Date, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)          Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. The Prospectus (in accordance with Rule 424(b)) and any “free writing prospectus” (as defined in Rule 405 of the 1933 Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the issuance or sale of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(b)          Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent's counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5. The Company shall have filed the Certificate of Designation with the Secretary of State (or equivalent thereof) of the Company’s jurisdiction of incorporation and the Certificate of Designation shall be in full force and effect.

(c)          No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent's sole and reasonable judgment after consultation with the Company, there shall not have occurred any event that has resulted in or reasonably could result in a Material Adverse Effect.

(d)           Opinions of Counsel for the Company.

(i)          The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinion, addressed to the Placement Agent and the Investors dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, for the benefit of the Placement Agent and each of the Investors (the opinion shall include a statement that each Investor may rely upon the opinion).

(ii)         The Placement Agent shall receive an opinion from tax counsel to the Company dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, to the effect that the descriptions of the tax consequences of investing in the Offering set forth in the Registration Statement, Preliminary Prospectus and Prospectus are true, complete and correct in all material respects, in form and substance reasonably satisfactory to the Placement Agent, for the benefit of the Placement Agent and each of the Investors (the opinion shall include a statement that each Investor may rely upon the opinion).

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(iii)        The Placement Agent shall receive an opinion from maritime counsel to the Company dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, for the benefit of the Placement Agent and each of the Investors (the opinion shall include a statement that each Investor may rely upon the opinion).

(e)          Officers’ Certificate. The Placement Agent shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, for the benefit of the Placement Agent and each of the Investors, that:

(i)          Each representation and warranty of the Company in this Agreement is true and correct as if originally made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)         No stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the 1933 Act; no order having the effect of ceasing or suspending the issuance or sale of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange;

(iii)        When the Registration Statement became effective and at the time of sale of the Securities, the Registration Statement, including the documents incorporated by reference therein, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the 1933 Act and the 1934 Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the 1933 Act and the 1934 Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, including the documents incorporated by reference therein, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, since the effective date of the Registration Statement, there has occurred no event required by the 1933 Act and the Rules and Regulations of the Commission thereunder to be set forth in any filings under the 1934 Act which has not been so set forth; and

(iv)        Subsequent to the date of the Prospectus, there has not been: (a) any event that would result in a Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants and the creation and issuance of the Preferred Stock and Warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has resulted in or could reasonably result in has a Material Adverse Effect.

(f)          Secretary’s Certificate. The Placement Agent shall have received on the Closing Date, for the benefit of the Placement Agent and each of the Investors, a certificate of the Company, dated as of the Closing Date, in the form reasonably acceptable to Placement Agent, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions adopted by the Company’s board of directors in a form reasonably acceptable to Placement Agent, (ii) Articles of Incorporation, including, without limitation, the Certificate of Designation, and (iii) the Bylaws of the Company, in each case, as in effect at the Closing.

(g)          Good Standing. The Company shall have delivered to the Placement Agent a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

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(h)          Stock Exchange Listing. The Conversion Shares and Warrant Shares underlying the Preferred Stock and Warrants to be sold at the Closing shall have been approved for listing on the Principal Market.

(i)          Additional Documents. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, contained in this Agreement.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, no Investor shall have any obligation to purchase any Securities and this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 7, 8 and 9 shall at all times be effective and shall survive such termination.

6.          Payment of Expenses; Tail Financing.

(a)          The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of any of the Securities; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Preliminary Prospectus and Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees and expenses incurred by the Company or the Placement Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) if applicable, the filing fees incident to the review and approval by FINRA of the Placement Agent's participation in the offering and sale of the Securities; (viii) the fees and expenses associated with including the Conversion Shares and Warrant Shares on the Principal Market; (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement. Additionally, the Company agrees to reimburse Placement Agent for all documented and reasonable travel and transaction related expenses, including any road show expenses. The Company agrees to reimburse the Placement Agent for all documented and reasonable travel and transaction related expenses, including any road show expenses, which road show expenses shall be subject to a $5,000 maximum reimbursement amount. The Company also agrees to reimburse the Placement Agent for all reasonable legal and diligence fees necessary to the completion of its duties and obligations for this Agreement, up to a maximum of $50,000 (less the $25,000 advance previously made to the Placement Agent). These expenses incurred by the Placement Agent are to be paid by the Company to the Placement Agent within 15 calendar days of receiving written documentation of the expenses incurred irrespective whether the Offering is completed.

(b)          The Placement Agent shall be entitled to fees per Section 1(g) of this Agreement with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent had introduced to the Company, but excluding those investors set forth on Annex A, if such Tail Financing is consummated at any time within the 12-month period following the Offering contemplated by this Agreement.

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7.          Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold harmless (x) the Placement Agent, its affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the 1933 Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent and each such other Person referred to in this clause (x) is referred to herein as a “Placement Agent Indemnified Person”) and (y) each Investor and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each Investor and each other Person referred to in this clause (y) is referred to herein as an “Investor Indemnified Person” and all Investor Indemnified Persons and all Placement Agent Indemnified Persons are collectively referred to herein as the “Indemnified Persons”), in each case, from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any the Registration Statement, Preliminary Prospectus or Prospectus (including any documents incorporated by reference therein) or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Registration Statement) or any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in this Agreement or (ii) solely in the case of Placement Agent Indemnified Persons, otherwise arising out of or in connection with advice or services, or alleged advice or services, rendered or to be rendered by any Placement Agent Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Placement Agent Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible to indemnify for any Liabilities or Expenses of any Placement Agent Indemnified Person if a Court of competent jurisdiction has issued an order finding that those Liabilities or Expenses resulted primarily from that Placement Agent Indemnified Person’s use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use is determined by a court of competent jurisdiction to be the result of willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person's enforcement of his or its rights under this Agreement.

(b)          Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 7 or otherwise to such Indemnified Person. The Company shall, if requested by the applicable Indemnified Person, assume the defense of any such action (including the employment of counsel designated by the applicable Indemnified Person and reasonably satisfactory to the Company). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ separate counsel designated by the such Indemnified Person for the benefit of such Indemnified Person and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel designated by such Indemnified Person and engaged by the Company for the purpose of representing such Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the applicable Indemnified Person, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).

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(c)           In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to such Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and such Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that, solely with respect to the Placement Agent Indemnified Persons, in no event shall the Company contribute less than the amount necessary to ensure that all Placement Agent Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, solely with respect to the Placement Agent Indemnified Persons, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d)          The Company also agrees that no Placement Agent Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Placement Agent Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Placement Agent Indemnified Person's actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Placement Agent Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e)          The advancement, reimbursement, indemnity and contribution obligations of the Company set forth in this Section 7 shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of this Agreement, or the completion of any Indemnified Person's services under or in connection with this Agreement.

8.          Intended Third Party Beneficiaries. It is the intent of the Company and the Placement Agent that each Investor in the Offering shall be an intended third party beneficiary of: (i) each of the representations, warranties, covenants and agreements made by the Company in Section 2 of this Agreement, (ii) the covenants and agreements made by the Company in Section 4 of this Agreement, (iii) the Closing deliverables addressed in Section 5 of this Agreement; and (v) covenants and agreements made by the Company in Sections 7 through 14, in each case as if each Investor was a party to this Agreement; and the Company further agrees that each Investor shall have right to sue the Company for damages that are suffered by the Investor in connection with its purchase of any Securities or that arise from the Company’s breach of one or more representations, warranties, covenants and/or agreements made by the Company and referenced in this Section 8. The Indemnified Persons referred to in Section 7 are also intended to be intended third party beneficiaries of this Agreement.

9.          Survival & Successors. Notwithstanding anything to the contrary contained in this Agreement, the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof (and which are permitted to be reimbursed under FINRA Rule 5110), will survive any delivery of, and payment for, the Securities sold hereunder and any expiration or termination of this Agreement. Furthermore, notwithstanding anything to the contrary contained in this Agreement, the provisions of Sections 2, 4 and 6 through 14 will also survive any delivery of, and payment for, the Securities sold hereunder, and any expiration or termination of this Agreement. The representations, warranties, covenants and agreements shall survive the Closing the consummation of the Offering. Notwithstanding anything to the contrary contained in this Agreement, any successor to a Placement Agent as well as any such successor’s directors, officers and any person(s) controlling such successor, shall be entitled to the benefits of the advancement, reimbursement, indemnity and contribution provisions set forth in Section 7 of this Agreement.

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10.         Notices. All communications hereunder shall be in writing and shall be hand delivered, faxed or e-mailed to the parties hereto as follows:

If to the Placement Agent to the address set forth above, attn: CEO

If to the Company:

FREESEAS INC.

10 Eleftheriou Venizelou Street

(Panepistimiou Ave.)

10671 Athens, Greece

Facsimile: 011-30 210 4291 010

Attention: Chief Executive Officer

With a copy (for informational purposes only) to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Facsimile: (212) 930-9725

Attention: Marc J. Ross, Esq.

If to any Investor, to the address, fax or e-mail provided by such Investor to the Company or the Placement Agent from time to time in accordance with this Section 10.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

11.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the Indemnified Persons, and to their respective successors, and personal representative, and, except as set forth in Section 8 of this Agreement, no other Person will have any right or obligation hereunder.

12.         Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

13.         Governing Law, Venue & Consent to Jurisdiction Provisions. This Agreement shall be deemed to have been made and delivered in New York City in New York State and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then without limiting any other provision of this Agreement, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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14.         General Provisions.

(a)          This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(b)          This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition in this Agreement (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit, provided, however, that the Placement Agent may waive any condition on behalf of the Investors. Section headings in this Agreement are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(c)          This Agreement supersedes all prior agreements between the parties, including but not limited to the engagement agreement, dated April 23, 2014, by and between the Company and the Placement Agent, solely with respect to the Offering, provided that, without implication that the contrary would otherwise be true, this Agreement shall not affect, modify, supersede, replace or terminate any agreement between the Company and any Investor or any instrument delivered by the Company to any Investor. The parties hereto expressly acknowledge and agree that nothing contained in any prior agreement between the Company and any Investor was intended to preclude or otherwise prohibit any Investor from entering into this Agreement or consummating the transactions contemplated by this Agreement or from purchasing or otherwise acquiring any Securities. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. As a material inducement for each Investor to purchase Securities, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by any Investor, any of its advisors or any of its representatives shall affect such Investor’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (ii) unless a provision of this Agreement is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Investor’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(d)          The Company acknowledges that in connection with the Offering of the Securities: (i) the Placement Agent has acted at arms-length, is not an agent of, and owes no fiduciary duties to the Company or any other Person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

[The remainder of this page has been intentionally left blank.]

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Upon your execution of this Agreement, it shall become a binding agreement enforceable against both parties in accordance with its terms.

Very truly yours,

Freeseas INC.

By:
Name:
Title:

Agreed and accepted as of the date first above written.

DAWSON JAMES SECURITIES, INC.

By:
Name: Robert D. Keyser, Jr.
Title: Chief Executive Officer

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Annex A

Crede CG III, Ltd.

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Schedules

Schedule 2(a)

Adventure Two S.A.

Adventure Three S.A.

Adventure Four S.A.

Adventure Five S.A.

Adventure Six S.A.

Adventure Seven S.A.

Adventure Eight S.A.

Adventure Nine S.A.

Adventure Ten S.A.

Adventure Eleven S.A.

Adventure Twelve S.A.

Adventure Fourteen S.A.

Adventure Fifteen S.A.

Schedule 3(o)

None.

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